AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH ___, 2002

                           REGISTRATION NO. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                   ENTERTAINMENT TECHNOLGIES & PROGRAMS, INC.
                 (Name of small business issuer in its charter)


     DELAWARE                        7929                         87-521389
 (State of jurisdiction    (Primary Standard Industrial       (I.R.S. Employer
   of incorporation or      Classification Code Number)        Identification
      organization)                                                Number)

                          17300 SATURN LANE; SUITE 111
                              HOUSTON, TEXAS 77058
                            TELEPHONE: (281) 486-6115
          (Address and telephone number of principal executive offices)
                      -----------------------------------

                                 GEORGE C. WOODS
                             CHIEF EXECUTIVE OFFICER
                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                          17300 SATURN LANE; SUITE 111
                              HOUSTON, TEXAS 77058
                            TELEPHONE: (281) 486-6115
                          (Name, address, and telephone
                          number of agent for service)
                      -----------------------------------

                                     COPY TO

                          ROBERT L. SONFIELD, JR., ESQ.
                               SONFIELD & SONFIELD
                             770 SOUTH POST OAK LANE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8333
                              (713) 877-1547 (FAX)
                      -----------------------------------

Approximate  date  of  proposed sale to the public:  From time to time after the
--------------------------------------------------
effective  date  of  this  Registration  Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                        ------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               -------------------------
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               -------------------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

=================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                    AMOUNT TO BE  PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED (1)            REGISTERED   OFFERING PRICE PER      AGGREGATE       REGISTRATION FEE
                                                           SHARE (2)        OFFERING PRICE (2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    17,083,742   $          0.03     $     512,512.26    $         47.15
-----------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement relates to the registration of 17,083,742 shares of common stock, $.001 par value, including 1,000,000 shares of common stock issuable upon exercise of warrants at $0.045 per share and 876,081 shares of common stock issuable upon exercise of warrants at $0.09 per share, which we are obligated to register on behalf of Selling Shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition and Liquidity" and "Selling Shareholders."

     (2) Pursuant to Rule 457(c) under the Securities Act of 1933, the aggregate offering price of the shares of common stock and common shares underlying the warrants is computed on the basis of the average of the bid and asked price for our common stock in the over-the-counter market on March 11, 2002.


================================================================================

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PRELIMINARY PROSPECTUS              SUBJECT TO COMPLETION, DATED MARCH ___, 2002

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

                               [GRAPHIC  OMITTED]

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                                17,083,742 SHARES
                                  COMMON STOCK

     We are registering the following shares for resale by Selling Shareholders. See "Selling Shareholders":

     - 10,423,133 shares of common stock issued at a price per share of $.08 to capital lease holders who have exchanged their capital leases for common stock;

     -    4,784,528 shares of our common stock issued to 26 shareholders;

     - 1,000,000 shares of common stock issuable at $.045 per share upon exercise of warrants held by 2 of the selling shareholders;

     - 876,081 shares of common stock issuable at $.09 per share upon exercise of consultant's warrants held by 2 of the selling shareholders.

     We will pay the expenses of registering these shares.

     We will receive no part of the proceeds from any sale of the shares by the selling shareholders. See "Selling Shareholders." We will receive proceeds from the exercise of the warrants but we will not receive proceeds from the sale of the shares of common stock underlying the warrants should such warrants be exercised.

     The selling shareholders will receive the price per share available in the Over-The-Counter market. See "Determination of Offering Price."

                           ---------------------------

              INVESTING IN THESE SHARES INVOLVES SIGNIFICANT RISKS.

       SEE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 52.

                           ---------------------------

     Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and trades are reported on the Over-The-Counter Electronic Bulletin Board (OTCBB) under the symbol "ETPI." The last reported sale price per share of our common stock by the OTCBB on March 18, 2002 was $0.03 per share.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is ________, 2002

===========================================================================================
                                TABLE OF CONTENTS

CAPTION                                                                                PAGE
-------                                                                                ----
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . . . . . . .    16
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
DIRECTORS AND EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .    29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . . . . . .    32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . .    32
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .    35
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1
===========================================================================================

                               PROSPECTUS SUMMARY


     The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties that could cause results to differ materially from those contemplated in these forward-looking statements.

THE  COMPANY

     Entertainment Technologies & Programs, Inc., is a 23-year-old vertically integrated entertainment and amusement game company. We are strategically positioned as the provider of a comprehensive array of entertainment products and services to both the military and the civilian markets. We are primarily engaged in the design and construction of nightclub facilities in military venues and the provision of entertainment services within these facilities, the retail sale of professional sound and lighting equipment through catalogs and the internet, the installation and operation of amusement game equipment, and the promotion and production of live performances.

     We operate approximately 110 entertainment systems within nightclub venues on 40 U.S. military bases located in the United Sates, Europe and Asia. We are the only supplier of entertainment services on U.S. military bases worldwide to have been awarded AFNAF (Armed Forces Non Appropriated Fund) contracts and the first service company ever to be awarded such AFNAF status. AFNAF contracts allow us to obtain business from the various branches of the military without entering into competitive bids, a process typically required of most independent government contractors and service providers. Through our renewable AFNAF contracts and many years of reliable and quality services, we have developed very strong relationships with base commanders and venue coordinators, and have become the leading independent entertainment provider to U.S. military bases. In addition to military markets, we have the opportunity to exploit our success through expansion into commercial markets, both domestically and internationally, utilizing our valuable experience and developed expertise.

     We provide our services through three wholly-owned subsidiaries as follows:

     1. Nitelife Military Entertainment, Inc. ("Nitelife") The development, management and operation of entertainment systems within nightclubs, located on U. S. military bases throughout the world, and the designing, planning, promotion, and production of live performances and other entertainment bookings in both the military and the civilian markets.

     2. Performance Sound & Light, Inc. (PS&L) The design, installation and retail sale of professional sound and lighting equipment through mail order catalogs, the Internet and direct sales targeting the military market through AFNAF purchase agreements and civilian consumer markets.

     3. Hero's Family Fun Entertainment, Inc. (Hero's) The ownership, installation and operation of amusement equipment in a company-owned and operated facility which offers entertainment for the entire family, including laser tag, soft play area, redemption center, high-end video games, a restaurant and party rooms.

     Our principal executive offices are located at 17300 Saturn Lane; Suite 111, Houston, Texas 77058, and our telephone number is (281) 486-6115. Our facsimile number is (281) 486-6155.


THE OFFERING
Common Stock Offered for Resale:. . . . . .  17,083,742  shares,  offered  by
                                             Selling Shareholders and issuable
                                             upon the exercise of warrants



Shares Outstanding Before the Offering (1):  68,552,545


                                        1

Shares Outstanding After the Offering (2):.  70,428,626

Use of Proceeds (3):. . . . . . . . . . . .  Working capital and general corporate purposes.

Over-The-Counter Electronic Bulletin
Board Symbol: . . . . . . . . . . . . . . .  ETPI

----------------
(1)  As  of  March  11,  2002.
(2)  Assumes  all  shares  registered  in  this  prospectus  are  sold.
(3) We will receive no proceeds from the issuance of shares of common stock to the Selling Shareholders. If exercised, we will receive proceeds from the sale of shares issuable upon the exercise of the warrants by the Selling Shareholders. However, we will not received proceeds from resale of shares issuable upon the exercise of the warrants by the Selling Shareholders.


SUMMARY  FINANCIAL  AND  OPERATING  DATA

     The information presented below, except nightclub data, as of and for each of the years in the two-year period ended September 30, 2001 and 2000 is derived from the consolidated financial statements, which have been audited by Ham, Langston & Brezina, L.L.P., our independent auditors. The information presented below, except nightclub data, for, and at the end of, each of the three month periods ended December 31, 2001 and 2000 is derived from the consolidated financial statements, which have been reviewed by Ham, Langston & Brezina, L.L.P.

     The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements for each of the years in the two year period ended September 30, 2001 and 2000 and the related notes and Independent Auditors' Report, which are included elsewhere in this prospectus.

                                      ============================================================
                                          FOR THE 12 MONTHS ENDED          FOR THE 3 MONTHS ENDED
                                               SEPTEMBER 30,                     DECEMBER 31,
                                      --------------------------------  ---------------------------
                                           2001             2000           2001           2000
                                      --------------  ----------------  -----------  --------------
STATEMENT OF OPERATIONS DATA:
Revenue  . . . . . . . . . . . . . .  $   3,348,390   $     4,817,594   $  850,844   $     740,235
Gross margin . . . . . . . . . . . .      1,107,595         2,363,308      334,368         277,722
General and administrative expenses.      2,020,041         3,067,203      360,097         401,281
Net income (loss). . . . . . . . . .     (1,473,462)       (2,226,489)    (199,104)       (181,820)
Net income (loss) per share. . . . .  $       (0.03)  $         (0.06)  $    (0.00)  $       (0.00)

OTHER DATA:
EBITDA (1) . . . . . . . . . . . . .  $    (354,579)  $      (703,895)  $   (2,708)  $     (13,457)
Capital expenditures . . . . . . . .        357,217           324,077       21,093         110,484

UNIT DATA:
Military bases serviced. . . . . . .             40                42           40              41
Nitelife venues on bases . . . . . .            110               107          103             105

                                      ================================
                                            DECEMBER 31, 2001
                                      --------------------------------
                                          ACTUAL       AS ADJUSTED (2)
                                      --------------  ----------------
BALANCE SHEET DATA:
Working capital. . . . . . . . . . .  $  (1,634,833)  $    (1,510,986)
Total assets . . . . . . . . . . . .      2,491,450         2,615,297
Current liabilities. . . . . . . . .      2,406,916         2,406,297
Long-term liabilities. . . . . . . .      1,463,952         1,463,952
Stockholders' deficit. . . . . . . .  $  (1,379,418)  $    (1,255,571)


----------------


                                        2

(1) Earnings before interest income, interest expense, (gain) loss on property transactions, discontinued operations, extraordinary items, depreciation, amortization and income taxes.

(2) Includes the $123,847 in cash resulting the exercise of the warrants to purchase 1,000,000 and 876,081 shares of common stock at $.045 and $.09 per share, respectively.

RECENT  DEVELOPMENTS

     On September 5, 2001, we entered into a loan agreement with Gabriel Albert Martin, as trustee, in the amount of $200,000. This loan has a term of two years with interest payable in our common stock at the rate of 12% per year. At the end of the 2-year term, the entire principal amount will be due and payable. This loan was secured by an interest in the property and equipment of our subsidiary, Nitelife Military Entertainment, Inc., as well as through the pledge of the stock of Nitelife Military Entertainment, Inc., which is owned by us. In consideration for this loan, Mr. Martin received the right to nominate two members to our board of directors. At that time, our board of directors consisted of five members, of which there were two vacancies. Mr. Martin filled the two vacancies through the nomination of himself and Mr. George Woods, our interim chief executive officer. Additionally, there exist certain provisions in the loan agreement regarding the acceleration of repayment of this loan including, but not limited to, the sale of assets by us, violation of maximum allowable debt covenants, and the receipt of cash proceeds from debt or equity financing in an amount greater than $1,000,000. On February 8, 2002, Mr. Martin, as trustee, agreed to accrue the interest payable quarterly in stock to the maturation of the note. The accrued interest shall be payable in the form of common stock at the then market price. The number of shares to be issued for the payment of interest will be calculated by dividing the total amount of interest due and payable divided by the average of the closing bid and ask prices of our common stock for the ten trading days prior to September 5, 2003.

     On October 31, 2001, the board of directors requested and received the resignation of James D. Butcher from his position as Chief Executive Officer. Prior to October 31, 2001, Mr. Butcher served as our Chairman of the board of directors and Chief Executive Officer. At the time of Mr. Butcher's resignation, the Board elected George C. Woods, our President and Chief Financial Officer, as interim Chief Executive Officer. The Board is now preparing to conduct a search, which may include Mr. Woods, for a permanent replacement of our Chief Executive Officer.

     On November 8, 2001, we entered into a second loan agreement with Mr. Martin, as trustee, in the amount of $70,000. This loan has a term of 90 days with interest payable in cash at the rate of 12% per year. At the end of the 90-day term, the entire principal and accrued interest will be due and payable. This loan is included under the security and stock pledge agreements previously entered into in conjunction with Mr. Martin's $200,000 loan dated September 5, 2001. On February 8, 2002, Mr. Martin, as trustee, agreed to extend the term of this loan for an additional 30 days, and may provide additional 30-day extensions at his discretion.

     On November 15, 2001, a majority of our board of directors elected to remove Mr. Butcher as Chairman of our board of directors. According to our by laws, in the absence of an appointed Chairman of the board of directors, the President of the company is to serve as the Acting-Chairman of the board of directors. Furthermore, on November 15, 2001, a majority of the members of our board of directors elected to remove Jack D. Nolan as Secretary of our company. On November 15, our board of directors also instructed management to explore options regarding the sale or closure of our Hero's Family Entertainment Center located in Channelview, Texas.

     On December 12, 2001, we concluded a private exchange offer to 31 existing securityholders of our company to exchange certain capital leases held by these existing securityholders for shares of our common stock at an exchange price of $.08 per share. Of the 31 capital leaseholders, 29, or 93.5%, elected to exchange their capital leases for an aggregate of 10,423,133 shares of our common stock. Those leaseholders that elected to exchange their capital leases represented $833,850 of the aggregate $844,287 in principal portion of capital lease amounts outstanding plus accrued interest, or approximately 98.8% of the
outstanding  liability.   These  shares  are  included  in  this  prospectus.

     On December 18, 2001, Jack D. Nolan tendered his resignation from our board of directors, effectively immediately. The board of directors intends for this board seat to be filled by Mr. Martin's third nominee, pursuant to the terms and conditions of his December 19, 2001 loan agreement with us, thereby maintaining the board's current number of members at five.

     On December 19, 2001, we entered into a third loan agreement with Mr. Martin, in the amount of $250,000. This loan has a term of 18 months with interest payable quarterly in cash at the rate of 16% per year. The principal, also payable quarterly, is amortized over 48 months with a balloon payment in the amount of $156,250 due and payable upon maturity of the loan. This loan is also included under the security and stock pledge agreements previously entered into in conjunction with Mr. Martin's $200,000 loan. In consideration for this loan, Mr. Martin received the right to nominate one additional member to our board of directors. Additionally, this loan includes certain provisions regarding the acceleration of repayment of this loan including, but not limited to, changes in executive management, changes in the board of directors, and the receipt of cash proceeds from debt or equity financing in an amount greater than $1,000,000. With this loan, Mr. Martin now has the right to nominate 3 out of 5 members in total to our board of directors.

     Effective December 31, 2001, Kevin P. Regan was nominated to serve on our board of directors as one of the nominees held by Mr. Martin. Mr. Regan is a member of Genesis Financial Group, L.L.C., a firm that provides consulting services to the Company.

     On February 2, 2002, James D. Butcher tendered his resignation from our board of directors. The board of directors intends to fill this seat in its upcoming slate of directors presented to the shareholders in the next annual shareholder meeting.

     On February 12, 2002, we filed suit against James D. Butcher, our former Chairman and Chief Executive Officer, in the 151st District Court of Harris County alleging Mr. Butcher's violation of covenant not to compete, breach of fiduciary duty, breach of contract and conversion under the terms of his employment agreement dated November 10, 1995 and effective as of May 11, 1995. On February 27, 2002, Mr. Butcher filed counterclaims against us.

     On February 18, 2002, we entered into a settlement agreement with Verizon Capital in the matter of Verizon Capital v. Entertainment Technologies & Programs, Inc. in the 11th District Court of Harris County, Texas, Cause No. 2001-08321.

                                  RISK FACTORS


     You should carefully consider the following risks and all of the other information set forth in this prospectus. Some of the following risks relate principally to our business. Other risks relate to our financial condition, the securities markets and ownership of our stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

     If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be harmed and the price of our stock could go down. This means you could lose all or part of your investment.

     There are risks associated with forward-looking statements made by us and actual results may differ.

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     -    Discuss  our  future  expectations;

     - Contain projections of our future results of operations or of our financial condition; and

     -    State  other  "forward-looking"  information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.


                         RISKS RELATED TO THIS OFFERING

OUR SHARE PRICE MAY DECLINE BECAUSE OF THE ABILITY OF THE SELLING SHAREHOLDERS TO SELL SHARES OF OUR COMMON STOCK, RESULTING IN A LOSS OF VALUE TO OUR OTHER SHAREHOLDERS.

     This prospectus covers 17,083,742 shares for sale by the Selling Shareholders. Sales of substantial amounts of our common stock by the Selling Shareholders, or the possibility of sales of up to approximately 22% of the presently outstanding shares, could adversely affect the prevailing market price of our common stock and impede our ability to raise capital through the issuance of equity securities. Subject to applicable federal and state securities laws and contractual limitations, after exercising their warrants to purchase shares of our common stock, the Selling Shareholders may sell any and all of their Shares. Trading volume in our stock on the OTC Bulletin Board has historically been light; and sale of blocks of common stock could depress the market price of our stock.

OUR COMMON STOCK IS A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

     The limited public market for our common stock is in what is known as the over-the-counter market and, trading of our stock is quoted under the symbol "ETPI" on the Electronic Bulletin Board operated for the NASD. At least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock (see "Description of Securities - Penny Stock Rules").

     Penny  stocks  are  stocks:

     * With a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;

     Penny  stocks  are  also  stocks  that  are  issued  by  companies  with:

          *    Net tangible assets of less than:

               - $2.0 million (if the issuer has been in continuous operation for at least three years); or

               - $5.0 million (if in continuous operation for less than three years); or

          * Average revenue of less than $6.0 million for the last three years.

IT IS MORE DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES BECAUSE WE ARE NOT, AND MAY NEVER BE, ELIGIBLE FOR NASDAQ OR ANY NATIONAL STOCK EXCHANGE.

     We are not presently, and it is likely that for the foreseeable future we will not be, eligible for inclusion in the NASDAQ National Market System or for listing on any other United States national stock exchange. To be eligible to be included in the NASDAQ National Market System, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ National Market System application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of the NASDAQ National Market System. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

RIGHTS TO ACQUIRE SHARES OF OUR COMMON STOCK WILL RESULT IN DILUTION AND POSSIBLE LOSS OF VALUE TO OTHER HOLDERS OF OUR COMMON STOCK.

     Outstanding warrants and options could adversely affect the terms on which we can obtain additional financing, and the holders of these warrants and options can be expected to exercise these securities at a time when, in all likelihood, we would be able to obtain additional capital by offering shares of common stock on terms more favorable to us than those provided by the exercise of these warrants and options. Holders of the warrants and options will have the opportunity to profit from an increase in the market price of our common stock, with resulting dilution in the interests of the holders of our common stock. As of February 28, 2002, there were issued and outstanding the following warrants and options:

     - Warrants held by our directors, officers, employees and affiliates to purchase an aggregate of 500,000 and 876,081 shares of common stock with an exercise price $0.045 and $0.09 per share, respectively.

     - Warrants and options held by unaffiliated third parties to purchase an aggregate of 500,000 shares of common stock with an exercise price of $0.45 per share.

OUR BOARD OF DIRECTORS CAN ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT THE CONSENT OF ANY OF OUR SHAREHOLDERS; SUBSTANTIAL FUTURE STOCK ISSUANCES COULD RESULT IN THE DILUTION OF YOUR VOTING POWER AND OF EARNINGS PER SHARE THAT COULD DECREASE THE VALUE OF YOUR SHARES.

     Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock. Upon the sale of all of the shares of common stock offered by this prospectus, 129,571,374 of our authorized common shares will remain unissued. Our board of directors has the power to issue any or all of the remaining authorized common shares for general corporate purposes, without shareholder approval. Potential investors should be aware that any stock issuances may result in a reduction of the book value or market price of the outstanding common shares. If we issue any additional common shares, any issuance will reduce the proportionate ownership and voting power of each other common shareholder. See "Description of Securities - Common Stock."

BECAUSE WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE THE ONLY WAY YOU CAN REALIZE A RETURN ON AN INVESTMENT IN OUR STOCK IS FOR THE STOCK PRICE TO INCREASE.

     Rather, we plan to retain earnings, if any, for the operation and expansion of business. Investment in our common stock is unsuitable for an investor seeking current income.

YOU  MAY  SUFFER  ADDITIONAL  DILUTION FROM FUTURE ISSUANCE OF OUR COMMON STOCK.

     To the extent that any future financing involves the issuance of our equity securities or instruments convertible into equity securities, existing shareholders will be diluted, perhaps substantially, and future investors may be granted rights superior to those of existing shareholders. Our failure to raise capital on acceptable terms when needed will have a material adverse effect on us. In addition, we may be obligated to issue additional shares of common stock to a trust in the future to satisfy any shortfall in proceeds which may be experienced from liquidation of the trust's assets. We have in the past and in the future may enter into transactions with strategic third parties pursuant to which we will issue shares of our common stock to such third parties for non-cash consideration. Any such transactions will further dilute the interests of the existing shareholders. In addition, our granting of additional stock options to employees and consultants will further dilute existing shareholders. Shareholders will experience substantial dilution in the event that we issue additional shares of our common stock. In addition, the exercise of the warrants and the subsequent public sales of common stock by holders of the securities covered by this prospectus or another registration statement effected at their demand, under Rule 144 or otherwise, would result in dilution to our shareholders.


ADDITIONAL SHARES ARE ELIGIBLE FOR FUTURE SALE UNDER RULE 144.

     As of March 11, 2001, we estimate that 41,236,876 shares of the our common stock currently outstanding are "restricted securities" which have been outstanding for more than two years and can be sold publicly in compliance with Rule 144 adopted under the Securities Act of 1933 (the "Securities Act"). Holders of restricted securities must comply with the requirements of Rule 144 in order to make a public sale of their shares without violating the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least one year, and persons who may be deemed affiliates of the Company who have beneficially owned restricted securities for at least two years, are entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, provided that the Company has filed certain periodic reports with the Securities and Exchange Commission and the sale is made in a "broker's transaction" or in a transaction directly with a "market maker" as those terms are used in Rule 144. A person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale by such person, and who has beneficially owned restricted shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume limitations and public information and manner of sale requirements described above. No predictions can be made as to the effect, if any, that market sales of such shares, or the availability of such shares for future market sales, will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could materially adversely affect the prevailing market price for our common stock and could impair our future ability to raise capital through an offering of equity securities. The possibility that substantial amounts of common stock may be sold in the public market under Rule 144 may adversely affect the prevailing market price for the common stock.

                    RISKS RELATED TO OUR FINANCIAL CONDITION

WE HAVE A RECENT HISTORY OF INCURRING NET LOSSES.

     We have recently experienced substantial net losses. For the years ending September 30, 2001 and 2000, we incurred net losses of $1,473,462 and $2,226,489, respectively. For the quarters ended December 31, 2001 and 2000, we incurred net losses of $199,104 and $181,820, respectively. Although we have implemented a restructuring and turnaround strategy and expect to reduce or eliminate net losses in the near future, there can be no assurance that management will be successful in this endeavor. As a result of going concern issues that we face, our independent auditors included an emphasis paragraph in their report on the Company's financial statements for the year ended September 30, 2001 and 2000 stating that there exists substantial doubt about our ability to continue as a going concern. Furthermore, there can be no guarantee as to our ability to raise sufficient cash through operations, borrowings or issuances of its common stock to meet other obligations of the company that may exist or arise in the future.

OUR FINANCIAL AND OPERATING ACTIVITIES ARE LIMITED BY RESTRICTIONS CONTAINED IN THE TERMS OF OUR FINANCINGS.

     As is customary in similar agreements, covenants in our SBA loan will restrict our ability to, among other things:

     -    Sell  or  transfer  assets;

     -    Pay  dividends;

     -    Make  certain  investments  or  acquisitions;  and

     -    Repurchase  or  redeem  capital  stock.

     The covenants in our SBA loan also require us to comply with certain financial ratios. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities.

     If we cannot comply with the requirements in our existing SBA loan, then the lenders may require us to repay immediately all of our outstanding debt under the SBA loan. If our debt payments were accelerated, our assets might not be sufficient to repay our debt. Our lenders may also require us to use all of our available cash to repay our debt or may prevent us from making payments to other creditors on certain portions of our outstanding debt.

     We may not be able to obtain a waiver of these provisions or, if needed, refinance our debt. In such a case, our business, prospects, results of operations and financial condition would suffer.

     In addition, there are restrictions on the use of proceeds in our loan agreement with Mr. Martin dated December 19, 2001. These restrictions limit the use of proceeds to marketing, fulfillment of purchase orders or capital expenditures associated with the implementation of our military contracts for Nitelife, PS&L and Hero's operations, with a maximum of $50,000 of the proceeds for use for general corporate purposes by us.

WE  MAY  BE  LIMITED ON USE OF NET OPERATING LOSS AND TAX CREDIT CARRY FORWARDS.

     Federal income tax laws may limit the amount of net operating losses and certain tax credits that might otherwise be used by us to offset future income and tax liabilities. There can be no assurance as to the availability of such losses and credits for such offset.


                          RISKS RELATED TO OUR BUSINESS

THE LOSS OF AFNAF CONTRACTS COULD HAVE A NEGATIVE IMPACT ON OPERATIONS.

     Our dealings with the U. S. government, specifically the Department of Defense ("DOD") and the various branches of the military, are contracted through the Air Force Non Appropriated Fund Purchasing Office ("AFNAFPO"). This type of contract allows us to contract with the service branches of the military without going through the competitive bidding process each time. We have been awarded two AFNAF contracts. These contracts are typically renewed annually. There can be no assurances that the DOD will renew these contracts. Should our contracts not be renewed, we will be required to bid competitively for each contract we enter into individually with each military base. However, we received AFNAF NPA master contracts in 1993 and 1995 for Nitelife and PS&L, respectively, and have successfully renewed these two master contract annually. We currently have no known issues with AFNAFPO. In June 2001, Nitelife's AFNAF NPA master contract was renewed for an additional one-year period. PS&L's AFNAF NPA master contract expires on March 31, 2002. Though we can provide no guarantee that PS&L's AFNAF NPA master contract will be renewed for an additional year, we do not anticipate or foresee any issue that would prohibit AFNAFPO from renewing PS&L's master contract.

WE  COMPETE  AGAINST  A  WIDE  VARIETY  OF  ENTERTAINMENT  CHOICES.

     We compete against a wide variety of concepts vying for leisure time and entertainment spending. These competing concepts encompass a broad spectrum of entertainment opportunities, including family entertainment centers, theme, water and amusement parks, sports attractions, movie theaters, nightclubs, concert events, and other in-home and out-of-home entertainment activities. Our business is subject to factors that affect the recreation and leisure industries generally, such as general and local economic conditions, demographic trends, consumer tastes, and changes in consumer spending habits, over which we have no control.

     Due to our unique status resulting from our AFNAF contracts, we believe we possess a competitive advantage when providing entertainment services and products to the military markets since we do not have to bid on those opportunities. However, the downsizing of the military, which began in the 1990's, will continue to reduce the total number of military installations that remain open and possibly limit the future growth of Nitelife. Substantially all of the business conducted through our Nitelife and PS&L subsidiaries comes through our AFNAF contracts.

     Hero's competes in the pay-for-play children's entertainment center industry by targeting its activities and programming to children ages two to sixteen. The principal competitive factors affecting a family entertainment center include location, price, uniqueness and perceived quality of the attractions and amusement games, atmosphere and cleanliness of the facility and quality of food and entertainment. This industry is affected by general and local economic conditions, demographic trends and consumer tastes over which we have no control. Consumer tastes, in particular, are subject to rapid changes which could result in our activities falling out of favor with its target customers, requiring it to invest in new equipment for family entertainment centers. Our future revenues will depend to a significant extent upon its ability to respond to changes in consumer tastes. The performance of our family entertainment center may be affected by a variety of factors such as the location of competing facilities, increased labor and employee benefit costs and the availability of experienced management and hourly employees.

     Competitive market conditions, including the emergence of significant new competitors, could materially adversely affect our ability to improve our results of operations. Such new competitors and certain existing competitors have or may have longer operating histories, substantially greater name recognition and more extensive financial, technical, marketing, sales and distribution resources. There can be no assurance that we will be able to compete successfully against existing and future competitors or that the competitive pressures we face will not materially adversely affect our business, operating results and financial condition.

OUR BUSINESS IS HIGHLY SENSITIVE TO PUBLIC TASTES AND DEPENDENT ON OUR ABILITY TO SECURE POPULAR ARTISTS, LIVE ENTERTAINMENT EVENTS AND VENUES.

     As a participant in the live entertainment industry, our ability to generate revenues is highly sensitive to rapidly changing public tastes and is dependent on the availability of popular performers and events. Since we rely on unrelated parties to create and perform live entertainment, any disruption in the availability of popular musical artists and other performers could limit our ability to generate revenues. In addition, we require access to venues to generate revenues from live entertainment events.

LOCAL CONDITIONS, DISTURBANCES, EVENTS AND NATURAL DISASTERS CAN ADVERSELY AFFECT TRAFFIC COUNTS AT OUR FAMILY ENTERTAINMENT CENTER.

     Lower traffic counts may also be caused by other local conditions or events. In addition, since our family entertainment center is near major urban areas and appeals to teenagers and young adults, there may be disturbances at our family entertainment center, which negatively affect our image. Such disturbances could result in lower attendance at our family entertainment center. We work with local police authorities on security-related precautions to prevent these types of occurrences. We can make no assurance, however, that these precautions will be able to prevent disturbances or their impact on our image.

WE  ARE  SENSITIVE  TO  NEGATIVE  PUBLICITY.

     The target market for Hero's, children between two and sixteen years of age and families with small children, is potentially highly sensitive to adverse publicity. There can be no assurance that we will not experience negative publicity regarding our family entertainment center. The occurrence of negative publicity regarding our entertainment center could materially and adversely affect our image with customers and the results of our operations.

AN  INCREASE  IN  LABOR  COSTS  COULD  REDUCE  OUR  INCOME  FROM  OPERATIONS.

     We are dependent upon an available labor pool of unskilled and semi-skilled employees. We are also subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. Numerous proposals have been made on state and federal levels to increase minimum wages. A shortage in the labor pool or other general inflationary pressures or changes in applicable laws and regulations could increase labor costs, which could have a material adverse effect on our income from operations.

OUR RESULTS OF OPERATIONS MAY EXPERIENCE FLUCTUATION DUE TO SEASONALITY AND OTHER FACTORS.

     We have experienced, and in the future could experience, quarterly variations in revenues as a result of a variety of factors, many of which are outside of our control, including the number of new or renewed contracts with the military, the timing of capital investments in existing locations, unfavorable weather conditions, war and natural disasters. We typically experience lower net sales in the first and second quarters than in the third and fourth quarters. If revenues are below expectations in any given quarter, our operating results would likely be materially adversely affected for that quarter.

WE  ARE  DEPENDENT  ON  THE  SERVICE  OF  KEY  PERSONNEL.

     Our success depends upon the continuing contributions of our executive officers and other key operating personnel, including George C. Woods, our interim Chief Executive Officer, President and Chief Financial Officer, Robert Carroll, President of Nitelife Military Entertainment, Inc., and Timothy B. Hay, Director of Sales and Marketing for Nitelife Military Entertainment, Inc. and Performance Sound & Light, Inc. The complete or partial loss of their services or the services of other key personnel could adversely affect our business. Although we have entered into employment agreements with Messrs. Woods, Carroll and Hay, we cannot be certain that we will be able to retain their services during this or any subsequent period. Messrs. Woods, Carroll and Hay are in good health; however, their retirement, disability or death could have a significant adverse impact on our business.

     Our success will also depend upon our ability to retain and attract additional skilled personnel to our senior management team and to our operational level. We intend to hire additional personnel to assist it in implementing its plan of operations. There can be no assurance that we will be able to attract and train key employees to implement our business plan.

WE MAY BE UNSUCCESSFUL IN IMPLEMENTING OUR GROWTH STRATEGIES.

     Our continued growth depends, to a significant degree, on our ability to implement our growth strategies. Among such strategies, we plan to expand the number of bases on which we operate entertainment systems in addition to expanding the scope of products we can sell to the military under our AFNAF contacts. Our ability to successfully expand our Nitelife and PS&L operations is highly dependent on our ability to raise sufficient capital to fund the acquisition and installation of additional entertainment systems on additional bases.

WE MAY NOT BE ABLE TO MANAGE OR INTEGRATE FUTURE ACQUISITIONS.

     The acquisition and successful integration of businesses that provide synergistic or vertical integration opportunities for Nitelife and PS&L are key elements of our operating strategy. We have experienced significant difficulties in integrating and profitably operating acquisitions that we have made in the past. We believe problems arising out of past acquisitions have been corrected and we will consider acquisition opportunities that arise in the future. However, future acquisitions could place a future strain on our existing operations. Our ability to manage future acquisitions will depend on our ability to successfully evaluate investments, monitor operations, control costs, maintain effective quality controls, expand our internal management, technical and accounting systems and integrate acquired businesses into our company. As you evaluate our prospects, you should consider the many risks we will encounter during the process of integrating businesses that we may acquire in the future, including the:

     -    Distraction  of  management's  attention from other business concerns;

     - Potential loss of key employees or customers of the acquired businesses; and

     - Potential inability to integrate controls, standards, systems and personnel.

     Although our management has significant experience, we may be unable to effectively integrate businesses we expect to acquire in the future without encountering the difficulties described above. Failure to effectively integrate such businesses could have a material adverse effect on our business, prospects, and results of operations or financial condition. In addition, the combined companies may not benefit as expected from the integration.

     To fund future acquisitions, we may need to borrow more money, assume the debts of acquired companies, or issue more stock, thereby diluting the value of our existing common stock. To incur or assume additional debt, we must comply with the restrictions contained in existing debt agreements. If these restrictions are not met and we do not receive necessary consents or waivers of these restrictions, we may be unable to make future acquisitions.

     We cannot guarantee that any future acquisition will generate the earnings or cash flow we expect. In connection with any future acquisitions, unexpected liabilities might arise and the planned benefits may not be realized. Any or all of these circumstances could materially adversely affect our financial position and/or stock price.

WE  HAVE  EXPOSURE  TO  CLAIMS  OF  PERSONAL  INJURY.

     As a producer of a public entertainment event, we have exposure to claims of personal injury suffered by visitors to our family entertainment center, live venues and other attractions. To date, we have experienced claims that we have been able to resolve through litigation.

OUR  BUSINESS  IS  SUBJECT  TO  EXTENSIVE  GOVERNMENTAL  REGULATION.

     We are subject to various federal, state and local laws and regulations affecting operations, including those relating to the use of video and arcade games and rides, those relating to the preparation and sale of food, and those relating to building and zoning requirements. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements. Difficulties or failures in obtaining required licenses or other regulatory approvals could delay or prevent the opening of a family entertainment center, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing facility.

                                 USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of the shares of our common stock offered by the Selling Shareholders.

                         DETERMINATION OF OFFERING PRICE


     The agreed value of our common shares issued upon conversion of securitized equipment leases is equal to 75% of the average of the closing prices of our common stock for the 60-day period beginning September 17, 2001 and ending November 15, 2001; provided however, in no event will the exchange price by less than $0.08 per share or greater than $0.12 per share. At the closing of the exchange offer, based on the formula above, the exchange price was set at $0.08 per share. Other shares issued and included in this registration statement were originally sold or issued at prices ranging from $0.045 to $0.07 per share. The shares issuable upon exercise of the warrants will be issued based on exercise prices ranging from $0.045 to $0.09 per share.

     Upon resale of the shares by the Selling Shareholders, the price per share will be the market price available in the over-the-counter market at the time of sale.


                                    DILUTION

     As of March 11, 2002, there were 68,552,545 outstanding shares of our $0.001 par value common stock. The following table sets forth the net tangible book value per share at December 31, 2001, and the net tangible book value per share assuming the exercise of all of the outstanding options and warrants, totaling 1,876,081 shares

       Net tangible book value per share as of December 31, 2001 is calculated by dividing total tangible assets less total liabilities, or ($1,379,418), by the number of shares outstanding, 68,365,184.

     After giving effect to the 1,876,081 shares issuable upon exercise of the options and warrant for $123,847 in cash, our pro forma net tangible book value will increase to $(1,255,571), or $(.018) per share, representing an immediate increase in pro forma net tangible book value of $.002 per share for existing shareholders.

Net tangible book value at December 31, 2001. . . . . . . . . . .  $(.020) per share
Net tangible book value after giving effect to issuance 1,876,081 issuable upon exercise of the warrants. . . . . . . . . . . . . .  $(.018) per share
Per share dilution to Selling Shareholders. . . . . . . . . . . .  $(.002) per share
Percent dilution to Selling Shareholders. . . . . . . . . . . . .  10.0%

                              SELLING SHAREHOLDERS

     The following table sets forth information with respect to the Selling Shareholders as of March 11, 2002. Gabriel Albert Martin and Kevin P. Regan are two of our directors. Genesis Financial Group, L.L.C. is an advisor to the company under its consulting agreement dated August 8, 2000, as amended. The other Selling Shareholders are not currently our affiliates, and have not had a material relationship with us during the past three years, other than as holders of our securities.

     The table assumes:

          - The exercise of warrants to purchase 1,000,000 common shares at a price of $.045 per share and warrants to purchase 876,081 at a price of $.09 per share;

          - All of the shares that may be offered by the Selling Shareholders actually are sold;

          - The Selling Shareholders do not acquire beneficial ownership of any other shares or dispose of any shares other than in this offering; and

          -    We do not issue or cancel any other shares.

-------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF                     NUMBER
                                                     SHARES                    OF SHARES   NUMBER OF SHARES
                                                  BENEFICIALLY   PERCENT OF     THAT MAY     BENEFICIALLY     PERCENT OF
NAME OF BENEFICIAL                                OWNED BEFORE  CLASS BEFORE       BE      OWNED AFTER THE   CLASS AFTER
OWNER1                                            THE OFFERING    OFFERING1     OFFERED        OFFERING       OFFERING1
-------------------------------------------------------------------------------------------------------------------------

Stanley Fraley2                                      1,452,500          2.12    1,452,500                --           --
Frank Wigginton2                                     1,199,063          1.75    1,199,063                --           --
Iva Noles2                                           1,174,219          1.71    1,174,219                --           --
Elizabeth Jackson2                                   1,075,000          1.57    1,075,000                --           --
Hazel Walkup2                                          978,516          1.43      978,516                --           --
Linda Wiggington2                                      854,375          1.25      854,375                --           --
Robbie Holley2                                         730,000          1.06      730,000                --           --
Raymond Herbert2                                       704,532          1.03      704,532                --           --
Francisco Fernandez                                    555,556           .81      555,556                --           --
Daniel Dominguez3                                      714,286          1.04      500,000           214,286          .31
Gabriel Albert Martin4                                 714,286          1.04      500,000           214,286          .31
Robert E. Chamberlain, Jr.5                            473,756           .69      438,041            35,715          .01
Kevin P. Regan6                                        473,754           .69      438,040            35,714          .01
Sue Rozell2                                            375,000           .55      375,000                --           --
Price Brown2                                           365,313           .53      365,313                --           --
Mary McMahon2                                          363,125           .53      363,125                --           --
Chapman Family Limited Partnership                     333,333           .49      333,333                --           --
Richard D. Gittin                                      333,333           .49      333,333                --           --
Thomas H. Stockton                                     333,333           .49      333,333                --           --
James S. Underwood                                     333,333           .49      333,333                --           --
Betty McFatter2                                        273,985           .40      273,985                --           --
Ruth Conrady2                                          260,938           .38      260,938                --           --
Mark J. Kemp                                           250,000           .37      250,000                --           --
Joseph Mikita                                          250,000           .37      250,000                --           --
Jack N. Underwood                                      222,223           .32      222,223                --           --
Marcel Millet2                                         208,750           .30      208,750                --           --
Larry R. Cramer                                        263,754           .38      200,000            63,754           --
Lois Andrews2                                          194,532           .28      194,532                --           --
Aline Hamner2                                          194,532           .28      194,532                --           --
Dean Vaterlaus2                                        156,563           .23      156,563                --           --
Mark Hendley2                                          104,375           .15      104,375                --           --
Conroy Nini2                                           104,375           .15      104,375                --           --
Jeanetta Reyenga2                                      104,375           .15      104,375                --           --
Josh & Susan Roberts2                                  103,750           .15      103,750                --           --
Billy Souther2                                         103,750           .15      103,750                --           --
Bob Ratliff                                            100,000           .15      100,000                --           --
M.H. Yokoyama & Jaye S. Venuti Family Trust            143,365           .21      100,000            43,365           --


                                       12

-------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF                     NUMBER
                                                     SHARES                    OF SHARES   NUMBER OF SHARES
                                                  BENEFICIALLY   PERCENT OF     THAT MAY     BENEFICIALLY     PERCENT OF
NAME OF BENEFICIAL                                OWNED BEFORE  CLASS BEFORE       BE      OWNED AFTER THE   CLASS AFTER
OWNER1                                            THE OFFERING    OFFERING1     OFFERED        OFFERING       OFFERING1
-------------------------------------------------------------------------------------------------------------------------
William D. Wallace, TTEE                               100,000           .15      100,000                --           --
Armand M La Sorsa                                      282,652           .41      100,000           182,652           --
James K. Underwood                                     100,000           .15      100,000                --           --
John F. Loafman                                         66,667           .10       66,667                --           --
Robert E. Hinman                                        60,000           .09       60,000                --           --
Ralph Fox2                                              52,188           .08       52,188                --           --
Robert Fulp2                                            52,188           .08       52,188                --           --
Colleen Huffstickler2                                   52,188           .08       52,188                --           --
Virginia Kay Johnson2                                   52,188           .08       52,188                --           --
Charles Reyenga2                                        52,188           .08       52,188                --           --
Reda  Jurney2                                           51,875           .08       51,875                --           --
Judy Vogt2                                              51,875           .08       51,875                --           --
Larry York2                                             51,875           .08       51,875                --           --
Bruno Nordberg                                          50,000           .07       50,000                --           --
Mike B. McCook or Ellen A. McCook, Joint Tenants        50,000           .07       50,000                --           --
Richard M. & Linda J. Gawlik                            50,000           .07       50,000                --           --
Shawn Helms                                             41,250           .06       41,250                --           --
Bruce L. Rogers                                         40,500           .06       40,500                --           --
Doug W. Miller                                         125,606           .18       20,000           105,606           --
Bennie J. Pendley                                       10,000           .01       10,000                --           --
Catherine E. Robinson                                   10,000           .01       10,000                --           --
  Total                                             17,979,120         26.23%  17,083,742           895,378         1.28%
                                                  ------------  -------------  ----------  ----------------  ------------

(1) Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 11, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 68,552,545 shares of common stock outstanding before the offering and 70,428,626 shares outstanding after the offering.

(2) Each was a holder of a securitized equipment lease or securitized equipment leases and elected to exchange their lease for the indicated number of shares of our common stock pursuant to a private offering made by us.

(3) Includes 500,000 shares issuable upon exercise of a warrant at $0.045 per share. Mr. Dominguez is a participant in two notes with us. The first note, dated September 5, 2001, is a $200,000 note, of which Mr. Dominguez has a 25% or $50,000 interest. The second note dated November 8, 2001 is a $70,000 note, in which Mr. Dominguez has $20,000 interest. In addition, Mr. Dominguez is the holder of a warrant to purchase 500,000 shares of our common stock at $0.045 per share.

(4) Includes 500,000 shares issuable upon exercise of a warrant at $0.045 per share. Mr. Martin is a director of the company. In addition to his directorship, Mr. Martin has the right to nominate individuals to two other members of our board of directors. Mr. Martin is also a participant and acting trustee for three notes with the company. The first note, dated September 5, 2001, is a $200,000 note, of which Mr. Martin has a 75% or $150,000 interest. The second note dated November 8, 2001 is a $70,000 note, in which Mr. Martin has a $50,000 interest. The third note dated December 19, 2001 is a $250,000 note, and Mr. Martin is the sole lender. Furthermore, Mr. Martin is the holder of a warrant to purchase 500,000 shares of our common stock at $0.045 per share.

(5) Includes 438,041 shares issuable upon exercise of a warrant at $0.09 per share. Mr. Chamberlain is a member of Genesis Financial Group, L.L.C., a consultant to us.

(6) Includes 438,041 shares issuable upon exercise of a warrant at $0.09 per share. Mr. Regan is a member of our board of directors, as well as a member of Genesis Financial Group, L.L.C., a consultant to us.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders, and any of their pledges, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - An exchange distribution in accordance with the rules of the applicable exchange;

     -    Privately-negotiated  transactions;

     - Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share;

     -    A  combination  of  any  of  the  methods  of  sale;  and

     -    Any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, sell the pledged shares.

     Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Shareholders, but excluding brokerage commissions or underwriter discounts. We and the Selling Shareholders have agreed to indemnify each other against named losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods prior to the commencement of the distribution. In addition, the Selling Shareholders will be required to comply with all the requirements of the Securities Exchange Act of 1934.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The Selling Shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The statements under this caption are brief summaries of certain material provisions of our certificate of incorporation and by-laws. These summaries do not purport to be complete, are subject to, and are qualified in their entirety by reference to, such documents.

COMMON  STOCK

     As of March 11, 2002, there were 68,552,545 shares of our common stock outstanding that were held by approximately 473 shareholders of record. In addition, at March 11, 2002, we had outstanding options and warrants to purchase a total of 1,876,081 shares of common stock that are currently exercisable within 60 days of the date of this filing.

     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to the rights of the holders of the shares of our outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may from time to time declare out of legally available funds. In the event of the liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in all assets legally available for distribution, remaining after the payment of all our debts and other liabilities and the payment of any preferential amount due to the holders of shares of our outstanding preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

     Up to 1,876,081 shares may be issued upon the exercise of certain warrants to purchase common stock. The outstanding warrants consist of the following:

PREFERRED  STOCK

     Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series. The board is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. At present, we have no preferred stock outstanding and we have no present plans to issue any preferred stock.

TRANSFER  AGENT  AND  REGISTRAR

     The transfer agent and registrar for our common stock is American Register & Transfer, 432 East 900 South, Salt Lake City, UT 84111.

PENNY  STOCK  RULES

     At the present time, our common stock is traded in the over-the-counter market and trading activity is reported on the OTC Electronic Bulletin Board.

     The United States Securities and Exchange Commission "Securities Enforcement and Penny Stock Reform Act of 1990" requires special disclosure relating to the trading of any stock defined as a "penny stock." Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving our securities to special "Penny Stock Rules." Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any of our shares through a broker-dealer, the sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if a market should ever develop.)

     The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a "penny stock" to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade our stock because compliance with the Penny Stock Rules can delay or preclude some trading transactions. This could have an adverse effect on the liquidity and price of our common stock.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     Our shares are trading on the OTC Electronic Bulletin Board under the stock ticker symbol "ETPI" (CUSIP 293810107); however, there is no "established trading market" for our shares of common stock, and we can give no assurance that such a market will develop. If an "established trading market" for our common stock does develop in the future, we can give no assurance that it will continue or be maintained. Any market price for our shares of common stock is likely to be very volatile, and factors such as competition, governmental regulation and fluctuations in operating results may all have a significant effect on our market price. In addition, the stock markets generally have experienced and continue to experience extreme price and volume fluctuations which have affected the market price of many small capital companies, and these fluctuations have often been unrelated to the operating performance of these companies. Broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock.

     The sale of "restricted securities" held by members of our company's management and others could also have an adverse effect on the market for our common stock. As of March 11, 2002, 68,552,545 shares of our common stock were outstanding, 41,236,876 of which are designated as "restricted securities." Of our outstanding shares, substantially all "restricted securities" have been held for a sufficient period of time to be sold under Rule 144 of the Securities and Exchange Commission.

     The following table sets forth the reported high and low closing bid quotations for our common stock. The bid prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

=======================================
QUARTER ENDED       HIGH BID   LOW BID
---------------------------------------
December 31, 1998.  $    0.63  $   0.13
March 31, 1999 . .       0.82      0.21
June 30, 1999. . .       0.34      0.13
September 30, 1999       0.49      0.12
December 31, 1999.       0.24      0.12
March 31, 2000 . .       0.43      0.12
June 30, 2000. . .       0.31      0.11
September 30, 2000       0.23      0.08
December 29, 2000.       .094      .063
March 30, 2001 . .        .12       .10
June 29, 2001. . .        .08       .06
September 28, 2001        .09       .09
December 31, 2001.        .06       .05

                             DESCRIPTION OF BUSINESS


OVERVIEW

     We are a 23-year-old vertically integrated entertainment and amusement game company. We are incorporated in the State of Delaware. Nitelife, Inc., a predecessor company, was incorporated on October 2, 1985 and was formed to provide audio and video entertainment at military bases located in the United States and internationally, to provide mobile musical entertainment, and to operate a music store in San Diego, California. Since our formation, we have expanded both the number of products and services we provide and the markets into which products and services are distributed. Today, we are strategically positioned as the provider of a comprehensive array of entertainment products and services to both the military and the civilian markets. We are primarily engaged in the design and construction of nightclub facilities in military venues and the provision of entertainment services within these facilities, the retail sale of professional sound and lighting equipment through catalogs and the internet, the installation and operation of amusement gaming equipment, and the promotion and production of live performances.

     We have a unique and dominant market share in the creation and operation of approximately 103 entertainment systems within nightclub venues on 40 U.S. military bases located in the United Sates, Europe and Asia. The barriers to entry in our business with the military are formidable for any private group attempting to compete in this market. New entrants would require significant time and effort to develop the necessary relationships to become a preferred independent contractor to the government, especially for entertainment venues. We are the only supplier of entertainment services on U.S. military bases worldwide to have been awarded AFNAF (Armed Forces Non Appropriated Fund) contracts and the first service company to be awarded such AFNAF status. AFNAF contracts allow us to obtain business from the various branches of the military without entering into competitive bids, a process typically required of most independent government contractors and service providers. Through our renewable AFNAF contracts and many years of reliable and quality services, we have developed very strong relationships with base commanders and venue coordinators, and have become the leading independent entertainment provider to U.S. military bases. This highly unique advantage has been developed through years of successful interaction with all branches of the Armed Forces in military entertainment venues throughout the world. In addition to military markets, we have the opportunity to exploit our success through expansion into commercial markets, both domestically and internationally, utilizing our valuable experience and developed expertise.

     We provide our services through three wholly-owned subsidiaries as follows:

          1. Nitelife Military Entertainment, Inc. The development, management and operation of entertainment systems within nightclub venues, located on U. S. military bases throughout the world, and the designing, planning, promotion, and production of live performances and other entertainment bookings in both the military and the civilian markets.

          2. Performance Sound and Light, Inc. The design, installation and retail sale of professional sound and lighting equipment through mail order catalogs, the Internet and direct sales targeting the military market through AFNAF purchase agreements and civilian consumer markets.

          3. Hero's Family Fun Entertainment, Inc. (Hero's) The ownership, installation and operation of amusement equipment in a company-owned and operated facility which offers entertainment for the entire family unit and including laser tag, soft play area, redemption center, high-end video games, a restaurant and party rooms.

HISTORY

     The Music Makers, our predecessor company, was a small mobile music company that provided disc jockey, music, sound and lighting services to Naval military clubs for parties, dances and other special events. The Music Makers was started in 1978 by our former Chairman and Chairman Executive Officer, James D. Butcher, who provided these entertainment services to the military bases on which he was stationed. The business grew as Mr. Butcher secured several Naval contracts to perform with Music Makers on base nightclubs throughout the San Diego, California area. In 1985, The Music Makers was incorporated as Nitelife, Inc. and purchased a San Diego-based retail music store to lower its music and related equipment costs. Nitelife evolved into a successful designer and provider of entertainment services to themed entertainment centers and nightclubs, located exclusively on U.S. military bases. Further, Nitelife developed a unique turnkey equipment installation and entertainment service by securing separate contracts with each individual military customer. These contracts provided for the design, construction and installation of custom entertainment facilities, often with little or no capital expenditure from the military customer. Subsequently, Nitelife provided a full array of entertainment services to these facilities, including club disc jockeys, music videos, club promotions and production of live artist performances.

     After establishing a successful track record of designing, constructing, installing, managing and operating military entertainment systems within venues throughout the world, Nitelife was awarded the Department of Defense's first service-oriented AFNAF contract in 1993. This contract allows Nitelife to secure negotiated, renewable 12-month equipment installation and entertainment service contracts with any U.S. Military customer worldwide, without the requirement of competitive bidding. Nitelife is currently the only provider of such entertainment services to possess this unique advantage. The AFNAF contract allows Nitelife to recover its entire expenditure for designing, equipping and providing entertainment services to each entertainment facility via monthly service fees, generally within the first year of the facility opening.

     Performance Sound & Light ("PS&L") was formed in 1994 to handle all equipment sales and installations. PS&L applied for and received a second AFNAF contract from the military that not only allowed for the sale of equipment in Nitelife facilities, but also for sales of sound, lighting, music, stage and other related entertainment equipment for the military's use on other on-base facilities, all without the requirement of competitive bidding. Nitelife sold its retail music stores in 1995 so it could concentrate on the global expansion and continued vertical integration of its location-based entertainment installations and operations.

     In April 1995, Nitelife entered into a merger transaction with the shareholders of Westcott Financial Corporation, a public company, in which the assets and the business of Nitelife became a wholly-owned subsidiary of Westcott. Westcott subsequently changed its name to Entertainment Technologies & Programs, Inc.

NITELIFE  MILITARY  ENTERTAINMENT, INC. [GRAPHIC  OMITTED] (AFNAF NPA#:
F4199-96-D6183) [GRAPHIC  OMITTED]

     Nitelife is engaged in the development, management and operation of approximately 110 entertainment systems within nightclub venues located on 40 U.
S. military bases in the United Sates, Europe and Asia. Nitelife is also involved in the designing, planning, promotion, and production of live performances and other entertainment bookings in both the military and the civilian markets. Nightclubs have historically been established on military bases in an attempt to:

     - Retain service men and women on base, thereby avoiding potential problems arising out of interaction between servicemen and civilians;

     - Boost morale by providing U.S. style entertainment in foreign countries where none otherwise exists; and

     - Provide a less expensive on-base alternative using U.S. currency that often is devalued against the foreign currencies that servicemen must use if they go off base for entertainment.

     In order to meet the needs of this market, Nitelife provides a wide variety of entertainment programs and services to military nightclubs by installing audio and video equipment, including custom-built disc jockey booths, state-of-the-art industrial DVD players and turntables, top-of-the-line mixing consoles and several television monitors in each nightclub. Nitelife provides the maintenance of all the equipment installed and supplies all of the records and music videos for use within its managed nightclubs. Nitelife hires (on an independent contractor basis), trains and manages all club coordinators and disc jockey talent operations within its managed nightclubs. Nitelife also designs and produces club promotions for nightclub managers. This comprehensive package of entertainment equipment and services is provided to military customers on a fee basis pursuant to one-year renewable contracts (as required by Federal Law) between Nitelife and the Armed Forces Non-Appropriated Fund Purchasing Office. Each contract provides for a minimum number of hours of disc jockey services at a specified hourly rate. These minimum hours are established so that Nitelife can recover its initial investment in approximately eight months.

     Star Concerts and Promotions, formerly Vision Quest Productions and a subsidiary of Nitelife, was created in January 2001 to concentrate solely on booking, promoting and producing live entertainment performances (i.e., popular bands, comedians, etc.) on U.S. military bases around the world, an operation Nitelife has performed since its inception. In 1993, the Company was selected by the Pacific Air Force to produce a program entitled "Stateside Sounds" which brought top 40 bands to the Asian theater for a tour of U. S. military bases. "Sounds of Nitelife" is another program that has been produced by us since 1993, and brings top 40, rock, and country acts to military bases located throughout the United States, Europe and Asia. Past performance promotions and productions have included acts such as Kansas, Eddie Money, Starship, REO Speedwagon, Tami Wynette and Lee Greenwood, to name a few.

Growth  Plan

     Through our Nitelife division, we have successfully diversified geographically into both domestic and international U.S. military bases located throughout the United States, Europe and Asia. Base locations include all branches of the U.S. Armed Forces. As of September 2001, we had operations in 110 venues on more than 40 bases worldwide. The U.S. operates over 360 military bases worldwide, providing potential for growth within the military. It has been our experience that, with the continued loss of military budget funding, military nightclubs must become self-sufficient or they will be closed. We believe that Nitelife's turnkey nightclub installation and operation program provides an attractive and cost effective solution for military bases that may be experiencing budget reductions, as well as those military bases that are not experiencing such budget constraints.

     In addition to continually seeking to enhance our cost-effectiveness, our operating efficiencies and our capability to provide a broader spectrum of entertainment experiences to both military and private markets, our management intends to implement an active program to market our nightclub management and concert promotion services to those military installations to whom we currently do not provide our services.

Entertainment  Products  and  Services

     We design our program to minimize or eliminate the need for capital expenditures from our military clientele. Unless otherwise desired, Nitelife capitalizes all the equipment costs and renovates the nightclub with minimal government expense. This is very important to our military customers who have been affected over the last decade by a downsizing of the military budget. There are very few budgeted dollars for nightclub upgrades that are necessary to compete with civilian markets. Nitelife solves that problem by supplying state-of-the-art sound, light and video products such as, DVD Players, Speaker Systems, Amplification Systems, Dual Compact Disc Players, Industrial VCR's with Jog and Shuttle, Mixers & Turntables with Pitch Control for Mixing, Club Lighting, Televisions, Custom Built Deejay Booths, among many others. Should a military customer choose not to renew our annual contract, Nitelife either recovers the equipment for use in future facilities or, in many instances, the military customer is obligated to purchase the equipment and backup equipment we have installed during the term of our contract.

     Nitelife sends in installation teams of audio/video technicians, carpenters and electricians to professionally install these systems. Nitelife derives its income by charging an hourly fee for the deejay service. There are weekly minimums of deejay hours a nightclub must use from the Nitelife service. The contracted weekly minimums of deejay hours are directly related to the amount and type of equipment Nitelife installs. Nitelife attempts to recover its costs within the first eight months of the contracted period of service.

     The most important service is the hiring of the deejay talent. An important element of the hiring of the deejay is training. Deejays must be trained to use the microphone, to create a fun atmosphere and to promote upcoming events. The Nitelife area manager, known as the Area Talent Coordinator ("ATC"), hires, schedules and pays the deejay. All of this allows the nightclub management to spend more time on their own staff, while keeping total control and final approval of the deejay staff. Nitelife also controls the music formats through use of its newsletter containing music charting and with playlists that are routinely used to monitor nightly formats.

     The service contract also provides for equipment maintenance and software support. Even if a military nightclub has the money to buy the equipment, they often do not have the capital to repair or replace equipment when it breaks down. Nitelife bears the cost of removing, repairing and/or replacing and reinstalling the equipment. In many cases, back up equipment is also provided. Nitelife also provides the software package to the military nightclub that includes the most recent DVD Technology for music video play. Opening libraries of music video consist of 60 hours of DVD. Formats include Country and Western, Top 40 Dance, Rock and Alternative music. This library is updated ten times a year. Deejays also bring their tools of the trade and provide all the latest in CD selections. All of the software is provided in Nitelife hourly fees.

     Nitelife, through ATCs, provides promotional support through weekly brainstorming sessions with management. These sessions are held to develop fun and exciting contests and prizes, resulting in more clientele and a more interesting atmosphere. Nitelife provides interactive games such as Sumo Wrestling and Jousting as seen on television. The success of special events is largely dependent on the promotion of such events. Nitelife works as a partner with the military base to produce camera-ready flyers and calendars. Nitelife deejays promote the events each night in the nightclub, on ships and throughout the base.

     Nitelife strives for total client satisfaction and is active in a system of quality control throughout the length of the contract. Through an aggressive telephone campaign, Nitelife keeps monthly tabs on each client's situation and entertainment desires. When there are problems in the field, a Total Client Satisfaction team is dispatched immediately to the location. This team is made up of administrative personnel along with technical support. Whether it is deejay training, promotional support or equipment maintenance, these teams handle the problems on site.

Competition

     Nitelife has developed a unique and dominant market share within the military entertainment industry. It is now embarking upon the utilization of this presence and expertise for expansion into the private sector. Currently, Nitelife is the only company of its type to possess AFNAF contracts with the U.S. military, which creates a significant barrier to entry for other companies that may attempt to penetrate this market. We believe we are significantly more experienced, are more vertically integrated and more developed than any similar company. Other entertainment companies have certain limited joint venture relationships with the military, but most of these are for a single facility, the operation of which reverts to the military shortly after it is constructed. Nitelife renews its contracts annually for, in most cases, multiple facilities on each base throughout the world, providing us with ongoing, monthly revenue streams. If a base elects for non-renewal of a contract, Nitelife either recovers its equipment from the facility for use in future installations or allows the base to purchase the installed equipment. Nitelife has experienced an average annual renewal rate in excess of 90%, which we believe attests to the satisfaction level the military customers enjoy from us.

Base Locations
                                     UNITED STATES BASES (29)
NAME OF BASE                       BRANCH    VENUES       BASE LOCATION       FIRST CONTRACT
--------------------------------  ---------  ------  -----------------------  --------------
San Diego. . . . . . . . . . . .  Naval           5  San Diego, CA            Oct. 98
Sheppard . . . . . . . . . . . .  Air Force       3  Wichita Falls, TX        Jun. 95
Hickam . . . . . . . . . . . . .  Air Force       3  Honolulu, HI             Jan.94
Randolph . . . . . . . . . . . .  Air Force       3  San Antonio, TX          Jul 96
Miramar. . . . . . . . . . . . .  Marine          2  San Diego, CA            Jan. 87
Hill . . . . . . . . . . . . . .  Air Force       2  Salt Lake City, UT       Oct. 95
China Lake . . . . . . . . . . .  Naval           1  Ridgecrest, CA           Oct 95
Bangor . . . . . . . . . . . . .  Naval           2  Silverdale, WA           Dec 90
Maxwell. . . . . . . . . . . . .  Air Force       2  Montgomery, AL           Nov 95
Great Lakes. . . . . . . . . . .  Naval           2  Chicago, IL              Mar 95
Mayport. . . . . . . . . . . . .  Naval           3  Jacksonville, FL         Apr 96
Patuxent River . . . . . . . . .  Naval           3  Lexington Park, MD       Sep 90
Keesler. . . . . . . . . . . . .  Air Force       2  Biloxi, MS               Feb 96


                                       20

Scott. . . . . . . . . . . . . .  Air Force       2  St. Louis, IL            Apr 95
Gunter . . . . . . . . . . . . .  Air Force       1  Montgomery, AL           Jul 95
Travis . . . . . . . . . . . . .  Air Force       2  Fairfield, CA            Apr 97
Whidbey Island . . . . . . . . .  Naval           2  Oak Harbor, WA           Dec 90
Fort Stewart . . . . . . . . . .  Army            2  Savannah, GA             Nov 98
Fort Hood. . . . . . . . . . . .  Army            2  Killeen, TX              Dec 98
Barksdale. . . . . . . . . . . .  Air Force       2  Shreveport, LA           Feb 99
Beale. . . . . . . . . . . . . .  Air Force       3  Sacramento, CA           Jul 99
Edwards. . . . . . . . . . . . .  Air Force       3  Edwards, CA              Oct 99
Ft. McCoy. . . . . . . . . . . .  Army            1  Madison, WI              Feb 00
Minot. . . . . . . . . . . . . .  Air Force       2  Minot, ND                May 00
Fort Lewis . . . . . . . . . . .  Army            3  Seattle, WA              Sep 00
Fallon . . . . . . . . . . . . .  Navy            1  Fallon, NV               Oct 01
Tyndall. . . . . . . . . . . . .  Air Force       3  Panama City, FL          Oct 01
Bremerton. . . . . . . . . . . .  Navy            3  Silverdale, WA           Jan 01
Ft. Polk . . . . . . . . . . . .  Army            1  Ft. Polk, LA             Jul 00
                                           ---------
Total Number of U.S. Venues: . .                 66
                                           =========


                                         ASIAN BASES (5)
NAME OF BASE . . . . . . . . . .  BRANCH     VENUES  BASE LOCATION            FIRST CONTRACT
--------------------------------  ---------  ------  -----------------------  --------------
Kadena . . . . . . . . . . . . .  Air Force       6  Okinawa City, OKI        Jul 93
Yokota . . . . . . . . . . . . .  Air Force       5  Misawa, Japan            Mar 92
Kunsan . . . . . . . . . . . . .  Air Force       3  Kunsan, Korea            Aug 95
New Sanno. . . . . . . . . . . .  Naval           1  Tokyo, Japan             Jul 95
Osan . . . . . . . . . . . . . .  Air Force       5  Seoul, Korea             Jul 93
                                           ---------
Total Number of Asian Venues . .                 20
                                           =========

                                      EUROPEAN BASES (6)
NAME OF BASE . . . . . . . . . .  BRANCH     VENUES  BASE LOCATION            FIRST CONTRACT
--------------------------------  ---------  ------  -----------------------  --------------
Ramstein . . . . . . . . . . . .  Air Force       5  Kaiserslautern,  Jul 94
                                                     Germany
Mildenhall . . . . . . . . . . .  Air Force       3  Mildenhall, UK           Dec 94
Sigonella. . . . . . . . . . . .  Naval           2  Catania, Italy           Nov 93
Rhein Main . . . . . . . . . . .  Air Force       2  Frankfurt, Germany       May 96
Sembach. . . . . . . . . . . . .  Air Force       1  Kaiserslautern, Germany  Jul 94
Lakenheath . . . . . . . . . . .  Air Force       4  Lakenheath, UK           Oct 99
                                           ---------
Total Number of European Venues.                 17
                                           =========


PERFORMANCE  SOUND  &  LIGHT,  INC. [GRAPHIC  OMITTED] (AFNAF  NPA#:
F4199-95-D6012) [GRAPHIC  OMITTED]

     Realizing the benefit of cross selling to the government as a preferred independent contractor, we formed Performance Sound & Light. PS&L is engaged in providing professional sound and lighting equipment, as well as security video equipment to military nightclubs and the civilian markets through catalogs, the Internet and direct sales. In January 1995, PS&L commenced distribution of its sales catalog, which is being promoted throughout the military using our existing sales force and commission-based contract sales representatives. We believe that the exclusivity of our AFNAF contract combined with an aggressive direct sales marketing program, will establish PS&L as a primary source from which nightclub managers and professionals may meet their entertainment equipment needs.

     PS&L, as part of its plan to increase the number of products it can sell to the military under its AFNAF contract, recently received AFNAF approval to begin selling security video equipment to the military. In addition,

PS&L recently received AFNAF approval to be the only link for professional sound and lighting equipment and security video equipment on the military's website for its purchasing managers.

     PS&L produces two mail order catalogs, each targeting a specific market niche. The first catalog offers sound and lighting equipment to the military. The second catalog targets the civilian consumer market. The marketing emphasis to the civilian consumer market is to provide business and institutional purchasers professional equipment and turnkey systems solutions in an easy to read and purchase mail-order format. Pricing is an integral part of marketing. PS&L prices its competitively in order to meet margin requirements and retain customers. Although there are many companies offering this type of catalog, we believe, as a result of our presence on military bases, we possess a unique ability to be extremely price competitive. The civilian market catalog is intended to target professional users of entertainment products such as classrooms across the nation using computer monitors and televisions that allow them to interact, churches that have full sound and light production capabilities, retail stores that have giant screen projectors, cameras and special lighting effects to enhance the shopping experience, and airports that require television monitors.

     We have established a national base of targeted customers from coast to coast through advertising, sales and acquisition of third-party mailing lists. We continue to build our customer base through nationally run advertisements in various trade publications and magazines such as DJ Times and Mobile Beat. Our customers have expressed their satisfaction at having a dependable source for competitively priced products, resulting in customer referrals. PS&L's marketing strategy is to aggressively promote and support the existing product lines and offer total client satisfaction and service on all sales. The principle method of marketing is through the distribution of a comprehensive catalog. The catalog features professional sound and light equipment and is distributed through the mail, displayed in retail stores and inserted in publications. Upon request from the customer, an 80-page, tabloid sized, black and white publication. Smaller spot mailers are also distributed. Telephone follow up to past and potential customers is scheduled to coincide with marketing efforts.

     PS&L expects to be on the forefront of the very exciting world of electronic commerce. PS&L operates a web site (www.performance-s-l.com) that repeatedly scores in the top 30 search "hits".

Growth  Plan

     Management intends to grow PS&L primarily through the sales of new products to the military under its existing AFNAF contracts. Currently, PS&L is approved to sell professional sound and light equipment, as well as security video equipment through its AFNAF contact number. To add products under this AFNAF contract number, PS&L must make application to the AFNAF Purchasing Office along with requisite product pricing data. Such application and pricing is reviewed and commented on by the AFNAF Purchasing Office before written approval is granted and notification sent on-site military purchasing managers. While management believes that it will be able to receive such approvals for the sale of new products to the military in the future, it can give assurances at this time that it will be successful in doing so.

     Management intends to effect its growth plan for PS&L primarily by first securing requisite AFNAF approvals and then securing purchasing relationships with manufactures and primary vendors of such goods products. Management may, on a selective basis, review opportunities relating to the acquisition of primary vendors of specific products in which it has received all requisite AFNAF approvals and intends to begin selling to the military. However, there can be no assurance that management will first, be able to secure purchasing relationships with manufacturers and/or primary vendors or second, that it will be able to identify and consummate acquisitions of primary vendors or products it intends to sell to the military.

Entertainment  Products  and  Services

     We sell premium quality products that are required by our customers. PS&L currently offers a comprehensive assortment of brand names and established product lines. Other brands that cater to the professional sound and light market are being pursued. As the demonstrated needs of our market change, new products and services will be continually developed to expand our current product lines and custom support products. Our principal product lines include:

American DJ     JBL              Samson Audio
Audio Technica  JBL Electronics  Sanyo
BBE             Martin           Seleco


                                       22

Best Devices    Middle Atlantic  Sonic
Cerwin Vega     Mitsubishi       Sony
Consoles        Mobil Tech       Spirit
Crest           NSI              Stanton
Crown           Pioneer          TC Electronics
Denon           QSC              Videosel
Fisher          Sabine           Vestax

Mail  Order  and  Catalog  Market

     The overall mail-order business remains a growth market and is continuing to expand. According to the National Mail Order Association, U.S mail order sales reached $357.3 billion in 1998, up 12% over 1997. This figure represents an approximate $42.8 billion increase over 1997. In addition, according to Catalog Age's Exclusive Consumer Shopping Survey report (Catalog Age, August
2001), the number of U.S. consumers that shop from traditional catalogs rose 7% over the previous year and online catalog purchases increased approximately 164%. The music industry's catalog sales are continuing to expand according to published information. Music industry leaders who are engaged in mail order are among the fastest growing segment of the music market.

     A review of current music industry catalog offerings reveals a majority of the music industry's catalogs are geared towards the consumer market and focused primarily on musical instruments, sheet music and recordings. Currently, in the area of professional sound and lighting and special effects equipment, businesses must rely on a variety of catalogs and retail sources to obtain the various components required to equip their entertainment venues. These venues include nightclubs, bars, hotels, motels, resorts, recording studios, restaurants, amusement parks, band/talent agencies, independent DJ's, schools, and churches, among others. There are no national mail order catalogs specializing in professional sound and lighting equipment that targets the military market. Based on these facts, there currently exists a distinct opportunity for PS&L to become the dominate source for the music industry's professional sound and light catalog market with a focus on providing total entertainment solutions to the professional customer market.

     More often than not, the buying process associated with the purchase of this type of equipment comes down to a purchasing agent, owner of an establishment or building contractor who must acquire the components from various sources. Once received, those products may or may not work together, and may also require the expertise of additional contractors to integrate them into a total working system for the purchaser. Internal research into the market indicates that only one privately-owned company provides both catalog and retail sales of primarily professional sound, lighting and special effects products. This company is located in Southern California, and shipping and distribution costs have stopped them from being effective outside the West Coast market.

Competition

     Even though the overall size of the retail music industry can be estimated, the exact size of the market share, which the music industry encompasses, is impossible to determine. Many of the largest companies that produce music catalogs also operate retail stores and use a catalog to compliment their store operations.

     The quality of products offered in music catalogs varies significantly. The goal for a storefront retailer is to use the catalog to generate revenues and profits in a tightly focused market to increase their local store's customer base. Nearly all the music catalogers target the largest consumer market possible. If they are using the catalog strictly to compliment the retail store, they market their catalog to the broadest consumer base possible since they normally ship out of their store.

     There are some targeted business-to-business music catalogs that sell sheet music and retail/leased band instruments. However, this market is tightly focused on schools and they generally do not deviate from the market. Most musical catalogs are targeting the civilian consumer market within their local region and to the best of our knowledge, only one catalog in the United States is focused on professional sound and lighting.

HERO'S  FAMILY  FUN  ENTERTAINMENT,  INC.

     Hero's Family Fun Entertainment, Inc. is engaged in operating a family entertainment center under the name Hero's. Our family entertainment center is designed to operate attractions meeting the demands of local demographics. Our facility offers entertainment for the entire family unit and generally include laser tag, soft play area, redemption center, high-end video games, a restaurant and party rooms. Hero's acquired its family entertainment center, "Hero's Family Fun Center," in Pasadena, Texas. Hero's Pasadena occupies a 16,000 square foot stand-alone building. Our management does not intend to expand this business. We may choose to sell our Pasadena location in the future in order to focus our resources on the growth of Nitelife and PS&L subsidiaries, though there are no assurances given that if we choose to do so, we will be successful in finding a buyer and consummated a sale. Furthermore, any and all proceeds from such sale, if it were to occur, would be payable to our lenders first, and to the ETPI 2000 Trust second, resulting in no sales proceeds going to us.

Entertainment  Products  and  Services

     Our family entertainment center is designed to offer children a unique entertainment experience while meeting their parents' needs for value and convenience. Our family entertainment center is generally divided into four areas: a kitchen and related areas (cashier, prize area, restrooms, manager's office, etc.) occupying approximately 5% of the premises, a dining area occupying approximately 10% of the premises, party rooms for birthdays and other group events occupying approximately 20% of the premises; and an activity area occupying approximately 65% of the premises.

     The Hero's facility contains a family-oriented playroom area. Our facility typically includes: (i) laser tag; (ii) "soft play" zone consisting of any combination of a series of tubes, slides, ball bins, climbing mountains, air trampolines, obstacle courses, ramps and other devices for crawling, jumping, running, swinging and climbing, all of which have been designed and constructed with an emphasis on safety; and (iii) "game zone" consisting of coin and token-operated attractions such as arcade-style games, kiddie rides, video games, skill-oriented games and other similar entertainment venues that award tickets redeemable for prizes. Most games dispense tickets that can be redeemed by guests for prize merchandise such as toys and dolls.

     Laser tag is an adventure game offering players an interactive entertainment experience. The 15 to 20 minutes spent in the unique, laser tag arena is all encompassing, and both mentally and physically challenging. As such, the experience has broad demographic appeal and is suitable for individuals, families, parties, leagues and corporate groups. The object of laser tag is to achieve as many points as possible, either individually or as a team, by hitting opposing targets or capturing the other team's headquarters. The custom-designed computer-energized packs worn by players consist of a laser, as well as front, back and shoulder LED targets. When fired, the laser emits both an invisible infrared and a visible red laser beam. A successful target hit is indicted by vibration, LED color change and deactivation of the hit players pack. Points are scored for hits to the pack target areas and to the laser. During the game, details of the scoring as it occurs are communicated to players and each player's score is transmitted to the central game computer. At the end of the game, each player receives a personalized scorecard detailing individual player statistics and scores, as well as team scores if a team game was played.

     Hero's employ one general manager and various shift managers, as required, to conduct its operations. Electronics specialists are shared between the two facilities. Management maintains direct and frequent contact with unit level managers.

Competition

     The family entertainment industry is a broad and growing industry. The spectrum of entertainment opportunities for families with young children is extremely broad, ranging from low-cost, short-lived activities to more lengthy and expensive activities. Low cost, low commitment activities include events such as stopping for treats, ice cream, etc. while high cost, high time commitment activities would be events such as amusement park visits, field trips, etc. Hero's and its entertainment industry peer group are more medium-cost, medium-time commitment activities, typically offering value-oriented, activity-based entertainment costing approximately $7.25 per person per visit and lasting approximately one and one-half hours per visit.
The family restaurant industry is also very broad. Young children, however, greatly limit the range of opportunities for family restaurant-goers. As a result, convenience and value are significant decision factors for families dining out with young children; the ultimate objective is to minimize the adult "hassle factor" and provide value.

Marketing  Strategy

     The primary customer for Hero's is a family with children between 2 and 16 years old. We estimate that the typical customer visits a Hero's location two to six times a year, spends an average of $7.25 per person and spends approximately one and one-half hours per visit. We believe that approximately 75% of Hero's customers have children under the age of 12. The typical Hero's customer has young children and seeks a fun, entertaining restaurant experience that includes a fun atmosphere quality food and good value.

     Historically, we have conducted advertising campaigns primarily through radio and print media that target families with young children. Parents are periodically targeted by advertising campaigns in local newspapers. These advertisements feature package deals available at Hero's that include laser tag and game tokens. These birthday package deals provide tokens with meal purchases rather than requiring continual purchases by parents.

EMPLOYEES

     As of March 11, 2002, we had 24 employees, of which 14 were full time and 10 were employed part time. Our employees are not represented by any collective bargaining agreements, and we have never experienced a work stoppage. We believe that our employee relations are good.

                                                 Number of
Company                                          Employees
-------                                          ---------
Entertainment Technologies & Programs, Inc.           4
Performance Sound & Light, Inc. . . . . . .           3
Nitelife Military Entertainment, Inc. . . .           5
Hero's Family Fun Entertainment, Inc. . . .          12


GOVERNMENT  REGULATION

     The operation of Hero's facilities are subject to various federal, state and local laws and regulations, including but not limited to those that impose restrictions, levy a fee or tax, or require a permit or license on the operation of games and rides. We are subject to the Fair Labor Standards Act, the Americans With Disabilities Act and family leave mandates. A significant portion of our personnel is paid at rates related to the minimum wage established by federal and state law. Increases in such minimum wage will result in higher labor costs to us, which may be partially offset by price increases and operational efficiencies.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the our unaudited consolidated interim financial statements and related notes thereto included in the quarterly report and in the audited consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contained in our 10-KSB for the year ended September 30, 2000. Certain statements in the following MD&A are forward looking statements. Words such as "expects", "anticipates", "estimates" and similar expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

THREE  MONTHS  ENDED  DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Our revenues for the quarter ended December 31, 2001 increased by $110,609 from $740,235 for the quarter ended December 31, 2000 to $850,844 for the quarter ended December 31, 2001 primarily due to an increase in retail sales of professional sound and lighting equipment during the quarter ended December 31, 2001.

     Our general and administrative expenses decreased by $41,184 from $401,281 for the quarter ended December 31, 2000 to $360,097 for the quarter ended December 31, 2001 primarily due to a decrease in salaries and wages for the Company's retail operations.

     Our interest expense increased by $51,435 from $58,261 for the quarter ended December 31, 2000 to $109,696 for the quarter ended December 31, 2001. This increase is a result of extension fees recorded as interest on our Company's trust obligation during the quarter ended December 31, 2001.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the year ended September 30, 2001, we experienced negative financial results which have continued during the three months ended December 31, 2001 as follows:

                                     =========================================
                                        THREE MONTHS           YEAR ENDED
                                        DECEMBER 31,          SEPTEMBER 30,
                                            2001                  2001
                                     -------------------  --------------------
Net loss                             $         (199,104)  $        (1,473,462)
Negative working capital                     (1,634,833)           (1,964,856)
Negative cash flows from operations            (110,652)             (325,819)
Accumulated deficit                         (10,064,971)           (9,865,867)

YEAR  ENDED  SEPTEMBER  30,  2001  COMPARED  TO  YEAR  ENDED  SEPTEMBER 30, 2000

     Our revenues for the year ended September 30, 2001, decreased $1,469,204 or 30% to $3,348,390 from $4,817,594 for the year ended September 30, 2000. The decrease in revenues is primarily the result of the closure of Vision Quest, which accounted for $929,403 in live entertainment revenues and due to the elimination of a waterpark facility, which accounted for approximately $441,000 in amusement revenues.

     Our gross margin for the year ended September 30, 2001, decreased $524,492 or 32% to $1,107,595 from $1,632,087 for the year ended September 30, 2000. The decrease is primarily the result of the closure of Vision Quest, which accounted for $262,866 in gross margin and the elimination of the waterpark, which accounted for approximately $236,000 in gross margin. The decrease was partially offset by a $173,354 or 24% decrease in depreciation due to reduced installation of sound and lighting equipment and full depreciation of certain assets added in earlier years.

     Our general and administrative expenses for the year ended September 30, 2001, decreased $1,047,162 or 34% to $2,020,041 from $3,067,203 for the year ended September 30, 2000. The decrease is attributable to the elimination of the waterpark facility and the closure of Vision Quest.

     Interest expense decreased $204,104 or 27% to $561,016 for the year ended September 30, 2001, from $765,120 for the year ended September 30, 2000. The decrease is due to a reduction in debt issuance costs and the elimination of the debt on the waterpark facility.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the years ended September 30, 2001 and 2000, we experienced negative financial results as follows:

                                     ================================
                                       YEAR ENDED       YEAR ENDED
                                      SEPTEMBER 30,    SEPTEMBER 30,
                                          2001             2000
                                     --------------------------------
Net loss                             $   (1,473,462)  $   (2,226,489)
Negative working capital                 (1,964,856)      (5,442,904)
Negative cash flows from operations        (325,819)        (403,055)
Accumulated deficit                      (9,865,867)      (8,392,405)
Stockholders' deficit                    (2,117,950)      (1,920,370)

     In addition to the negative financial results, we are also delinquent on payments of principal and accrued interest for a significant portion of our notes payable and capital lease obligations. Additionally, at September 30, 2001 and 2000, we are in violation of numerous financial and non-financial covenants included in our notes payable and capital lease agreements for which waivers have not been obtained. Debt under those agreements has been classified as current in the accompanying financial statements (See Notes 6 and 7) and certain balances could be called by the creditors.

     We have developed specific current and long-term plans to address our viability as a going concern as follows:

- During 2001, we began a multi-stepped debt reduction plan. In the first phase of the plan, we agreed to exchange certain assets to ultimately repay approximately $2,900,000 of long-term debt and accrued interest (See Note 9 to the consolidated financial statements). In the second phase of the plan, in December 2001, we completed an exchange offer to retire capital lease obligations with a face value of $806,000 in exchange for shares of our common stock (See Note 16 to the consolidated financial statements). In the third phase of the plan, we will explore ways to extinguish additional debt in exchange for assets or through issuances of common stock and to concentrate on our core business.

- On March 31, 2001, we obtained 100% approval and began to transfer assets under a debt reduction agreement. Under the debt reduction agreement, certain of our notes payable were brought current and will ultimately be repaid through our contribution of property (a waterpark facility, a racetrack and certain raw land) located in Midland, Texas and 2,200,000 shares of our common stock, to a trust for liquidation, with the proceeds used for repayment of the notes. The debt reduction agreement provides for any shortfall in the proceeds from liquidation of the property and shares of our common stock to be satisfied through our issuance of additional shares of our common stock or through the trustee's foreclosing on certain other property that we pledged. If excess proceeds are received, such proceeds will be returned to us after satisfaction of fees of the trust.

- During 2001, we took steps to restructure our management team and board of directors as follows:

     - Tim Hay joined the Company as the director of sales and marketing for Nitelife and PS&L. Mr. Hay has over 32 years of military sales experience.

     -    Gabriel  Albert  Martin  joined  our  board  of  directors.

     - On October 31, 2001, our board of directors requested and received the resignation of James D. Butcher, the founder of the Company. He was replaced on an interim basis by our president and chief financial officer, George C. Woods.

     There can be no assurance that we will have the ability to implement our plan and ultimately attain profitability. Our long-term viability as a going concern is dependent upon three key factors, as follows:

- Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

- Our ability to control costs and expand revenues from existing or new businesses.

- Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain our operations.


     As a result of going concern issues that we face, our independent auditors included an emphasis paragraph in their report on our financial statements for the year ended September 30, 2001 and 2000 stating that there exists substantial doubt about our ability to continue as a going concern.



                             DESCRIPTION OF PROPERTY

     We lease office space at the monthly rate of $1,339 consisting of approximately 2,160 square feet, for our corporate headquarters at 17300 Saturn Lane, Suite 111, Houston, Texas, 77058. The lease expires May 31, 2004.

     Nitelife Military Entertainment, Inc. leases office space at the monthly rate of $1,488 consisting of app. 2,400 square feet for its operations at 17300 Saturn Lane, Suite 110, Houston, Texas, 77058. The lease expires on May 31,2004.

     Performance Sound and Light, Inc. leases office space at the monthly rate of $1,686 consisting of approximately 2,720 square feet for its operation at 17300 Saturn Lane, Suite 109, Houston, Texas, 77058. The lease expires on May 31,2004.

     Hero's Entertainment - Pasadena is a 2.2-acre parcel of land located at 7770 Spencer Highway, Pasadena, Texas 77505, consisting of a 16,000 square foot building, which is owned by the Hero's.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning our executive officers and directors:

Name                   Age           Position
----                   ---           --------
George C. Woods . . .   43  President, Interim-Chief Executive Officer, Chief Financial Officer
                            and Director

Robert N. Carroll . .   46  President, Nitelife Military Entertainment, Inc.

Timothy B. Hay. . . .   55  Director of Sales and Marketing, Performance Sound & Light and
                            Nitelife Military Entertainment, Inc.

Mark A. Madamba . . .   39  General Manager, Hero's Family Fun Entertainment, Inc.

Mark E. Stutzman. . .   42  Director

Gabriel Albert Martin   68  Director

Kevin P. Regan. . . .   33  Director

     GEORGE C. WOODS, Director, President, Chief Financial Officer and interim Chief Executive Officer, has been with the Company since June 2000. Mr. Woods has considerable experience in consolidation transactions, capital formation, IPO's and mergers and acquisitions. Currently, also Mr. Woods serves as one of the nominees to our board of directors held by Mr. Gabriel Albert Martin. Most recently, Mr. Woods was President of Fallright America, L.L.C., where he obtained capital for growth and provided monetization of existing shareholder equity. Prior to joining Fallright, Mr. Woods was a co-founder and principal of WJG Capital, L.L.C., a Houston, Texas-based limited liability company dedicated to identifying consolidation opportunities in highly fragmented industries. WJG Capital funded Nationwide Staffing Services, Inc., a consolidation company in the staffing industry. WJG Capital assisted Nationwide with the simultaneous merger of eight founding companies and the filing of its initial public offering registration statement to be listed on the New York Stock Exchange. From 1987 to 1996, Mr. Woods held senior financial and accounting positions at Quality Tubing at which he was the Chief Financial Officer, Vice President-Finance and Administration. From 1982 to 1987, he was the Corporate Controller and Treasurer of Paragon Industries, a privately-owned manufacturing division of the WEDGE Group, Inc. a private company developing consolidations in numerous industries. Mr. Woods is a graduate of the University of Texas with a B.B.A. in Finance and earned an MBA from the University of Houston.

     ROBERT N. CARROLL, President, Nitelife Military Entertainment, Inc., has been associated with Nitelife since 1991. He had a dual career serving in the military Recon Operations and was the owner/operator of Oasis Entertainment before joining Nitelife in 1991. He started with Nitelife as a DJ and became the Area Talent Coordinator at Yokota Air Force Base in 1992. As operation expended in Asia, he was chosen as Nitelife's first Area Director of Asia in 1993 and served in this capacity until 1995. After retiring from the military in 1996, he moved to Houston to become Vice-President of Nitelife. In January 2001, Mr. Carroll became President of Nitelife. He has 25 years experience in DJ entertainment, concerts, promotion, club designing and technical application.

     TIMOTHY B. HAY, Director of Sales and Marketing, Performance Sound & Light and Nitelife Military Entertainment, Inc., joined the Company in June of 2000. He brings 32 years of government and military experience in the area of Morale, Welfare and Recreation. Mr. Hay served 22 years in the United States Air Force specializing in the management of military clubs and dining facilities all over the world. After leaving active duty, he continued working with the Air Force by accepting a civil service position with the Department of Defense as

Chief, Morale Welfare and Recreation at Incirlik Air Base, Turkey, where he was promoted for his efforts during Desert Storm. He continued on to several locations in the Asia Theater including Headquarters Pacific Air Forces where he served as Chief, Business Operations for the eight large Air Force Bases in the Pacific Rim. Mr. Hay received numerous awards for his outstanding efforts in providing Quality of Life Programs for our military, their dependents and government employees serving overseas. Mr. Hay is a graduate of the Community College of Air Force and attended the University of Maryland.

     MARK A. MADAMBA, General Manager, Hero's Family Fun Entertainment, Inc., has been with the Company since May 1994. Prior to joining the Company, Mr. Madamba spent approximately 14 years in the U.S. Air Force where, among other positions, he served as Technical Advisor and Program Manager for the Air Force's $30 million per year slot machine program, which encompassed 35 military bases worldwide. During his career in the Air Force, Mr. Madamba became recognized as one of their top electronics troubleshooters and designers. He later provided technical and management oversight to 10 bases at Headquarters Pacific Air Forces and was based out of Osan Air Base, South Korea. Mr. Madamba received his Digital Electronics diploma from the Technical Vocational Institute of New Mexico in 1980.

     MARK E. STUTZMAN has been director of the Company since June 2001. He is also the Chief Operating Officer and General Counsel for Capital Growth Planning, Inc. and all its affiliated companies. Mr. Stutzman joined Capital Growth in October of 1997 after 12 years in private practice. Mr. Stutzman earned his degree from the Northwestern School of Law, graduating with Honors. Mr. Stutzman coordinates the due diligence process for all underwritings placed through Capital Growth Resources. Other core responsibilities include management of all Corporate & Broker/Dealer Operations. Mr. Stutzman holds licenses in securities and is licensed to practice law in the State of California.

     GABRIEL ALBERT MARTIN was recently elected to an open position on the board of directors, pursuant to a financing entered into between an investor group lead by Mr. Martin and the Company earlier this year. Mr. Martin, born in Argentina, has been a successful restaurateur and real estate developer in Houston, Texas for over 40 years. Currently, Mr. Martin serves as President and Director of Gabriel's Inc., which owned and operated the world-renowned Swiss Chalet Restaurant, among many other restaurant establishments. Gabriel's, Inc. also owns several rental properties, develops raw land, and has several interests in oil and gas properties, among other investments. Mr. Martin has served as a Director and Vice President of Magna Flux, Inc., as well as a Director of InterFirst Bank in Houston, Texas.

     KEVIN P. REGAN was recently nominated to serve as on our board of directors by Mr. Gabriel Albert Martin as one of Mr. Martin's three nominees to our board of directors. Mr. Regan is a co-founder and managing member of Genesis Financial Group, L.L.C., a consultant to us since August of 2000. Mr. Regan has extensive background in analyzing and structuring corporate finance and merger and acquisition transactions for both public and private company clients. His industry experience includes Internet infrastructure (fiber optic and wireless), application service provider, gaming, new media, telecommunications, third-party verification services, software development, and personnel staffing/temporary labor, among many others. In addition to his varied industry experience, Mr. Regan has significant experience in the preparation of public and private offering documentation, as well a standard non-offering related public filings. Mr. Regan has also worked on several merger and acquisition transactions for client companies ranging from single "one-off" transactions to consolidations for both public and private company clients. During his career, Mr. Regan has participated in the consolidations of paging companies, traditional and new media companies, and gaming operations in the secondary and tertiary gaming markets. Mr. Regan's corporate finance experience includes both public and private issuance of preferred stock, common stock, and senior and mezzanine debt securities. Mr. Regan is a graduate of the University of Houston, where he earned a B.S. in Economics.

EXECUTIVE  COMPENSATION

     The following table sets forth information concerning compensation of the chief executive officer and all other executive officers of the Company whose salary and bonus exceeded $100,000 for services rendered to the Company for the fiscal year ended September 30, 2001.

================================================================================
                        SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                       Annual Compensation
                                  -----------------------------
                                                       STOCK
                                                       BONUS
                                                      (SHARES)    OTHER ANNUAL
NAME AND PRINCIPAL POSITION        YEAR     SALARY       (1)      COMPENSATION
---------------------------      --------  --------  ----------  -------------
James D. Butcher, then Chairman
and former Chief Executive
Officer . . . . . . . . . . . .    2001    $156,000  840,000(2)  None.

George C. Woods, President and
Chief Financial Officer and
Interim Chief Executive Officer    2001     102,000  700,000(3)  None.

----------------
(1)  The  Company adopted an Employee Stock Bonus Plan effective March 15, 2001.
(2)  Mr.  Butcher  received  840,000  shares  as  bonus  compensation  in  2000.
(3) Mr. Woods received 700,000 shares as a signing bonus pertaining to his employment agreement, signed February 28, 2001.

     We are not aware of any involvement by our directors or executive officers during the past five years in legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer.

EMPLOYEE  STOCK  BONUS  PLAN

     Effective March 15, 2001, our board adopted an Employee stock bonus plan. The stock bonus plan provides for the grant of bonus shares to any company employee, former employee, officer or director to recognize exceptional service and performance beyond the service recognized by the employee's salary. Our board has authorized up to an aggregate of 3,895,538 shares of common stock for issuance as bonus awards under the stock bonus plan. The stock bonus plan is currently administered by our board and each grant of bonus shares is in an amount determined by the board. After adoption of the stock bonus to September 30, 2001, we have issued 2,870,538 shares under the stock bonus plan. The stock bonus plan terminates on March 14, 2002.

EMPLOYMENT  AGREEMENTS
     Effective November 10, 1995, we entered a ten-year employment agreement with James D. Butcher. His employment agreement provides for an annual salary of $156,000, increasing to $240,000 upon completion of a public offering of securities. All future increases will be at the discretion of the compensation committee of our board of directors. Mr. Butcher's employment agreement may be terminated upon death, disability or for "just cause" (as defined therein). Effective October 31, 2001, Mr. Butcher resigned his position of chief executive officer at the request of the board of directors. On February 2, 2002, Mr. Butcher resigned as a director of the company.

     Effective June 19, 2000, we entered into a three year employment agreement with George C. Woods. The agreement provides for an annual salary of $102,000, with annual increases and bonuses at the discretion of our board of directors. All future increases will be at the discretion of the compensation committee of our board of directors. Mr. Woods' employment agreement may be terminated upon death, disability or for "just cause" (as defined therein).


COMPENSATION  OF  DIRECTORS

     We  compensate  members  of  our  board  of  directors  as  follows:

For all four meetings attended. . .  50,000 shares

Per meeting attended. . . . . . . .  10,000 shares

Additional for any special meetings  10,000 shares

For telephone attendance. . . . . .   2,500 shares

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2001, for (a) each person known by us to own beneficially more than 5% of the common stock, (b) each director,
(c) each executive officer identified in the compensation table above, and (d) officers and directors of the Company as a group.

=================================================================
                                         NUMBER OF
                                           SHARES
                                        BENEFICIALLY  PERCENTAGE
 NAME OF BENEFICIAL OWNER                  OWNED        OWNED
--------------------------------------  ------------  -----------
Butcher Family Trust &
Beneficial Ownership . . . . . . . . .    10,028,058        14.6%
Mark E. Stutzman . . . . . . . . . . .         1,500          --%
George C. Woods. . . . . . . . . . . .       800,000         1.2%
Gabriel Albert Martin (1). . . . . . .       757,143         1.1%
Kevin P. Regan (2) . . . . . . . . . .       473,754         0.7%
                                        ------------  -----------
All Officers and Directors as a group.    12,060,455        17.5%
                                        ============  ===========

----------------

(1) Includes warrants granted to Gabriel Albert Martin, a director of the company, as part of a $15,000 equity financing completed in July 2001. Mr. Martin has the right to acquire up to 500,000 shares of our common stock. The warrant grants the holder the right to acquire each share of our common stock at a price of $0.045 per share. The warrant expires December 6, 2002.

(2) Includes warrants to purchase 438,040 shares of our common stock. The warrant grants the holder the right to acquire our common stock at a price of $0.09 per share. The warrant expires August 8, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than those transactions listed below, there have been no material transactions, series of similar transactions, currently proposed transactions, or a series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, had a material interest.

     On September 5, 2001, we entered into a loan agreement with Gabriel Albert Martin, as trustee, in the amount of $200,000. This loan has a term of two years with interest payable in our common stock at the rate of 12% per year. At the end of the 2-year term, the entire principal amount will be due and payable. This loan was secured by an interest in the property and equipment of our subsidiary, Nitelife Military Entertainment, Inc., as well as through the pledge of the stock of Nitelife Military Entertainment, Inc., which is owned by us. In consideration for this loan, Mr. Martin received the right to nominate two members to our board of directors. At that time, our board of directors consisted of five members, of which there were two vacancies. Mr. Martin filled the two vacancies through the nomination of himself and Mr. Woods. Additionally, the loan agreement contains certain provisions regarding the acceleration of repayment of this loan including, but not limited to, the sale of assets by us, violation of maximum allowable debt covenants, and the receipt of cash proceeds from debt or equity financing in an amount greater than $1,000,000. On February 8, 2002, Mr. Martin, as trustee, agreed to accrue the interest payable quarterly in stock to the maturation of the note. The accrued interest shall be payable in the form of common stock at the then market price. The number of shares to be issued for the payment of interest will be calculated by dividing the total amount of interest due and payable divided by the average of the closing bid and ask prices of our common stock for the ten trading days prior to September 5, 2003.

     On November 8, 2001, we entered into a second loan agreement with Mr. Martin, as trustee, in the amount of $70,000. This loan has a term of 90 days with interest payable in cash at the rate of 12% per year. At the end of the 90-day term, the entire principal and accrued interest will be due and payable. This loan is included under the security and stock pledge agreements previously entered into in conjunction with Mr. Martin's $200,000 loan dated September 5, 2001. On February 8, 2002, Mr. Martin, as trustee, agreed to extend the term of this loan for an additional 30 days, with the option for additional 30-day extensions and his discretion.

     On December 19, 2001, we entered into a third loan agreement with Mr. Martin, in the amount of $250,000. This loan has a term of 18 months with interest payable quarterly in cash at the rate of 16% per year. The principal, also payable quarterly, is amortized over 48 months with a balloon payment in the amount of $156,250 due and payable upon maturity of the loan. This loan is also included under the security and stock pledge agreements previously entered into in conjunction with Mr. Martin's $200,000 loan. In consideration for this loan, Mr. Martin received the right to nominate one additional member to our board of directors. Additionally, the loan agreement contains certain provisions regarding the acceleration of repayment of this loan including, but not limited to, changes in executive management, the board of directors, and the receipt of cash proceeds from debt or equity financing in an amount greater than $1,000,000. With this loan, Mr. Martin now has the right to nominate 3 out of 5 members in total to our board of directors.

     In April 2001, Jack D. Nolan, formerly a member of our board of directors and currently our General Counsel, made a loan to the Company in the amount of $20,000. This loan was repaid in whole on December 26, 2001.


                                LEGAL PROCEEDINGS

     1. Entertainment Technologies & Programs, Inc. vs. Bronco Group, Mgt., Inc. and Bowling & Billiard Supply Company, Inc.; 191st Judicial District Court; Dallas County, Texas

     This is a breach of contract and tortuous interference with a business relationship case. Entertainment Technologies & Programs, Inc. entered into a contract with Bronco Group Management, Inc. concerning the installation of video games at a location provided by Bronco. Thereafter, Bowling & Billiard Supplies Company, Inc. ("Billiard") approached Bronco and induced them to breach their contract with the Company. We brought suit against Bronco Group Management, Inc. for breach of contract and against Billiard for tortuous interference with the business relationship between Bronco and us. The contract with Bronco contained a mandatory binding arbitration clause. Arbitration resulted in a judgment being entered against Bronco for breach of contract in the sum of $339,878.00. We have filed a pleading seeking a severance of the two causes of action to make the judgment against Bronco a final judgment and will continue our case against Billiard for tortuous interference with a business relationship. We have aggressively pursued this case and a favorable outcome and we believe that a recovery in excess of $250,000 from Billiard is possible.

     2. Entertainment Technologies & Programs, Inc., et al. vs. GameCom, Inc. and Ferris Productions, Inc. United States District Court for the Southern District of Texas; Houston Division

     On April 23, 2001, we filed suit against GameCom, Inc. ("GameCom") and Ferris Productions, Inc. ("Ferris") seeking to recover an unspecified amount of damages due to Ferris' alleged breach of a letter of intent between Ferris and us dated March 9, 2001. We also seek injunctive and declaratory relief relating to the letter of intent. We assert causes of action for breach of contract, fraud and tortious interference. Our claims are based upon allegations that Ferris breached the letter of intent and that GameCom wrongfully interfered with the our rights under the letter of intent. On July 17, 2001, we filed a motion for partial summary judgment with respect to the counterclaims and sought summary judgment in our favor on multiple issues. On August 24, 2001, we received a partial summary judgment against GameCom and Ferris. In this partial summary judgment, the court held that the contract is governed by Delaware law -- not Texas law -- as Ferris and GameCom have contended. Second, the court held that the ETPI/Ferris letter of intent contains no contractual limitation of Ferris' liability for a breach. Finally, the court held that GameCom's tortious interference counter-claim is barred because we were justified in bringing this legal action. We intend to vigorously prosecute this matter to a conclusion, though, we cannot predict with any certainty the eventual outcome of the motion for summary judgment or this litigation. On January 30, 2002, the court order the parties to participate in non-binding mediation, which is scheduled for April 19, 2002.

     3. Civil Action No. H-01-0323; Tracie Barefield vs. Entertainment Technologies & Programs, Inc., et al; In the United States District Court, Southern District of Texas; Houston Division

     The basis for this case is an alleged sexual harassment claim against Hero's Family Fun Entertainment, Inc., one of our a wholly-owned subsidiaries. A former employee has alleged that a supervisor at Hero's Family Fun Entertainment, Inc. center in Pasadena, Texas made improper sexual advances toward her. While still employed by our company, she did not file a formal or informal complaint against us even though the company provided a written procedure for dealing with sexual harassment claims. Our counsel believes the case has no merit and that the company shall prevail in a trial on the merits. We are vigorously contesting this case and on January 11, 2002, we filed a motion for summary judgment. We believe there is no significant exposure to our company should an adverse outcome be forth coming.

     4. No. 2001-56974; Market News Alert, Inc. vs. Entertainment Technologies & Programs, Inc., In the District Court of Harris County, Texas; 334th Judicial District

     This case is founded upon an alleged written contract between the parties dated on or about April 25, 2001. The plaintiffs allege that we employed their firm as a consultant to disseminate information to our company at least 1,000,000 potential investors, in a manner to encourage investments in our company. The compensation agreed in the written contract was the issuance of 1,000,000 shares of our common stock, restricted pursuant to the provisions of Rule 144, to Market News Alert, Inc. Our legal counsel feels the case has little merit and substantial evidence is available to prove Market News Alert, Inc. failed to fulfill its obligations under our written agreement. We intend to contest this case vigorously and our legal counsel believes that a favorable outcome is probable. Our company's maximum exposure is 1,000,000 shares of common stock and attorney's fees.

     5. No. 2002-08825; Entertainment Technologies & Programs, Inc. vs. James Douglas Butcher, In the District Court of Harris County, Texas; 151st Judicial District

     On February 12, 2002, we filed suit against James Douglas Butcher, our former Chairman and Chief Executive Officer to recover an unspecified amount of damages due to Mr. Butcher's alleged violation of a covenant not to compete, breach of fiduciary duty, breach of contract and conversion relating to his employment agreement dated November 10, 1995 and effective as of May 11, 1995. On February 27, 2002, Mr. Butcher filed counterclaims against us. We intend to vigorously prosecute this matter to a conclusion, though, we cannot predict with any certainty the eventual outcome of this litigation.


                                  LEGAL MATTERS

      Sonfield & Sonfield, Houston, Texas, will pass upon the validity of the shares of our common stock covered by this prospectus for us.

                                     EXPERTS

     The consolidated balance sheets of Entertainment Technologies & Programs, Inc. as of September 30, 2001 and September 30, 2000 and the related consolidated statements of operations for the years then ended included in this prospectus s have been audited by Ham, Langston and Brezina, L.L.P., independent certified public accountants, as stated in their report, which is included in this prospectus in reliance upon the report of the firm given upon their authority as experts in accounting and auditing. In addition, Ham, Langston and Brezina, L.L.P., has reviewed our consolidated balance sheets as of December 31, 2001 and December 31, 200 and the related consolidated statement of operation for the quarters then ended included in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports and current reports, proxy statements and other information with the U.S. Securities and Exchange
Commission (SEC). In addition, we have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and its exhibits and schedules. With respect to statements contained in this prospectus as to the contents of any contract or other document, reference is made to the copy of that contract or document filed as an exhibit to the registration statement.

     You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC Public Reference Room:

                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C.  20549

     You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Copies of our filings with the SEC are also available to the public through the SEC's Internet website at http:\\www.sec.gov.

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                                   __________





                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

                                        &

              UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000


                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                                TABLE OF CONTENTS
                                   __________


                                                                         PAGE(S)
                                                                         -------

Report of Independent Accountants                                          F-2

Consolidated Financial Statements, For the years ended
    September 30, 2001 and 2000:

  Consolidated Balance Sheets as of September 30,
    2001 and 2000                                                          F-3

  Consolidated Statements of Operations for the
    years ended September 30, 2001 and 2000                                F-4

  Consolidated Statements of Cash Flows for the
    years ended September 30, 2001 and 2000                                F-5

  Consolidated Statements of Stockholders' Deficit
    for the years ended September 30, 2001 and 2000                        F-6

Notes to Consolidated Financial Statements                                 F-8


Unaudited Consolidated Condensed Financial Statements, For the three months ended December 31, 2001 and 2000:

  Consolidated Condensed Balance Sheet as of
    December 31, 2001 (unaudited) and September 30,
    2001                                                                  F-27

  Unaudited Consolidated Condensed Statement of
    Operations for the three months ended December 31,
    2001 and  2000                                                        F-28

  Unaudited Consolidated Condensed Statement of Cash
    Flows for the three months ended December 31, 2001
    and 2000                                                              F-29

  Unaudited Consolidated Condensed Statement of
    Stockholders' Deficit for the three months ended
    December 31, 2001                                                     F-30

Selected Notes to Unaudited Consolidated Condensed
  Financial Statements                                                    F-31

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Board of Directors and Stockholders of Entertainment Technologies & Programs, Inc.


We have audited the accompanying consolidated balance sheets of Entertainment Technologies & Programs, Inc. and its subsidiaries (collectively, the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Technologies & Programs, Inc. and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and at September 30, 2001 is in a negative working capital position and stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                        /s/ Ham, Langston & Brezina, L.L.P.


Houston,  Texas
December  31,  2001

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 2001 AND 2000
                                   __________



     ASSETS                                               2001         2000
     ------                                          ------------  ------------
Current assets:
  Cash and cash equivalents                          $    30,288   $     9,604
  Accounts receivable, net                               266,334       300,353
  Inventory                                               39,340        92,729
  Prepaid assets                                          57,017        54,210
                                                     ------------  ------------

    Total current assets                                 392,979       456,896

Property and equipment, net                            1,740,155     3,894,443
Other assets                                              43,800        28,091
                                                     ------------  ------------

      Total assets                                   $ 2,176,934   $ 4,379,430
                                                     ============  ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Current portion of notes payable to stockholders   $    15,500   $    85,000
  Current portion of notes payable                       853,633     3,651,002
  Current portion of capital lease obligations           568,430       568,430
  Accounts payable and accrued liabilities               920,272     1,595,368
                                                     ------------  ------------

    Total current liabilities                          2,357,835     5,899,800

Notes payable to stockholders                            370,000             -
Notes payable                                             15,017             -
Capital lease obligation                                 675,599       400,000
Debt settlement trust obligation                         876,433             -
                                                     ------------  ------------

      Total liabilities                                4,294,884     6,299,800
                                                     ------------  ------------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.001 par value, 200,000,000 and
    50,000,000 shares authorized, 54,333,455 and
    41,540,211 shares issued and 53,933,455 and
    41,140,211 shares outstanding at September 30,
    2001 and 2000, respectively                           54,333        41,540
  Additional paid-in capital                           7,688,384     6,580,495
  Unissued common stock                                  155,200             -
  Accumulated deficit                                 (9,865,867)   (8,392,405)
  Treasury stock, 400,000 shares at cost                (150,000)     (150,000)
                                                     ------------  ------------

      Total stockholders' deficit                     (2,117,950)   (1,920,370)
                                                     ------------  ------------

        Total liabilities and stockholders' deficit  $ 2,176,934   $ 4,379,430
                                                     ============  ============


          See accompanying notes to consolidated financial statements.

                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   __________


                                                   2001          2000
                                               ------------  ------------
Revenue:
  Entertainment services                       $ 2,742,673   $ 4,048,720
  Retail                                           605,717       768,874
                                               ------------  ------------

    Total revenue                                3,348,390     4,817,594
                                               ------------  ------------

Cost of sales and services:
  Entertainment services                         1,838,137     2,818,550
  Retail                                           402,658       366,957
                                               ------------  ------------

    Total cost of sales and services             2,240,795     3,185,507
                                               ------------  ------------

Gross margin                                     1,107,595     1,632,087

General and administrative expenses              2,020,041     3,067,203
                                               ------------  ------------

  Loss from operations                            (912,446)   (1,435,116)

Interest expense                                  (561,016)     (765,120)
                                               ------------  ------------

Loss from continuing operations                 (1,473,462)   (2,200,236)

Discontinued operations:
  Loss on disposal of discontinued restaurant
    division, including provision for losses
    during the phase-out period                          -       (26,253)
                                               ------------  ------------

Net loss                                       $(1,473,462)  $(2,226,489)
                                               ============  ============

Basic and diluted net loss per common share:
  Continuing operations                        $     (0.03)  $     (0.06)
  Discontinued operations                                -             -
                                               ------------  ------------

    Net loss                                   $     (0.03)  $     (0.06)
                                               ============  ============

Weighted average shares outstanding             47,755,506    37,060,044
                                               ============  ============


          See accompanying notes to consolidated financial statements.

                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   __________


                                                          2001          2000
                                                      ------------  ------------
Cash flows from operating activities:
  Net loss                                            $(1,473,462)  $(2,226,489)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Loss on disposal of discontinued operations                 -        26,253
    Depreciation and amortization                         557,867       731,221
    Provision for doubtful accounts                        10,000             -
    Common stock issued for services                      456,542       199,930
    Common stock issued for interest expense              110,777       323,514
    Common stock issued for employee compensation         188,732             -
    Changes in operating assets and liabilities:
      Accounts receivable                                  24,019       141,508
      Inventory                                            53,389          (284)
      Prepaid assets                                       (2,807)      (54,210)
      Other assets                                        (15,709)       21,756
      Book overdraft                                            -       (36,888)
      Accounts payable and accrued liabilities           (329,167)      344,055
      Debt settlement trust obligation                     94,000             -
                                                      ------------  ------------

        Net cash used in continuing operations           (325,819)     (529,634)
        Net cash provided by discontinued operations            -       126,579
                                                      ------------  ------------

          Net cash used in operating activities          (325,819)     (403,055)
                                                      ------------  ------------

Cash flows from investing activities:
  Capital expenditures                                   (357,217)     (324,077)
                                                      ------------  ------------

          Net cash used in investing activities          (357,217)     (324,077)
                                                      ------------  ------------

Cash flows from financing activities:
  Proceeds from notes payable and capital lease
    obligations                                           634,798       702,639
  Proceeds from sale of common stock                      300,600       167,500
  Proceeds from sale of treasury stock                     15,000             -
  Payments on notes payable and capital lease
    obligations                                          (196,678)     (133,403)
  Purchase of treasury stock                              (50,000)            -
                                                      ------------  ------------

          Net cash provided by financing activities       703,720       736,736
                                                      ------------  ------------

Increase in cash and cash equivalents                      20,684         9,604

Cash and cash equivalents, beginning of year                9,604             -
                                                      ------------  ------------

Cash and cash equivalents, end of year                $    30,288   $     9,604
                                                      ============  ============


Supplemental disclosure of cash flow information:
  Cash paid for interest expense                      $   247,199   $   143,430
                                                      ============  ============

  Cash paid for income taxes                          $         -   $         -
                                                      ============  ============


          See accompanying notes to consolidated financial statements.

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   __________


                                                            ADDITIONAL    UNISSUED
                                         COMMON STOCK        PAID-IN       COMMON      ACCUMULATED    TREASURY
                                      SHARES      AMOUNT     CAPITAL        STOCK        DEFICIT       STOCK        TOTAL
                                   ------------  --------  ------------  ------------  ------------  ----------  ------------
Balance at September 30, 1999        32,579,877  $ 32,580  $ 5,663,293   $          -  $(6,165,916)  $(150,000)  $  (620,043)

Issuance of common stock for cash       988,889       989      166,511              -            -           -       167,500

Issuance of common stock for
  services                            1,519,500     1,519      198,411              -            -           -       199,930

Notes payable converted to common
  stock                               1,975,693     1,976      233,242              -            -           -       235,218

Issuance of common stock as
  collateral                          2,000,000     2,000       (2,000)             -            -           -             -

Issuance of common stock in set-
  tlement of accrued interest         2,476,252     2,476      321,038              -            -           -       323,514

Net loss                                      -         -            -              -   (2,226,489)          -    (2,226,489)
                                   ------------  --------  ------------  ------------  ------------  ----------  ------------

Balance at September 30, 2000        41,540,211    41,540    6,580,495              -   (8,392,405)   (150,000)   (1,920,370)

Purchase of 1,000,000 shares of
  treasury stock                              -         -            -              -            -     (50,000)      (50,000)

Issuance of treasury shares for
  cash                                        -         -            -              -            -      15,000        15,000

Issuance of common stock for cash,    1,868,911     1,869      108,531              -            -      35,000       145,400
  net of treasury stock of $35,000
  issued for syndication costs

Unissued common stock                         -         -            -        155,200            -           -       155,200


          See accompanying notes to consolidated financial statements.

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   __________


                                                          ADDITIONAL     UNISSUED
                                  COMMON STOCK  PAID-IN     COMMON     ACCUMULATED     TREASURY
                                     SHARES      AMOUNT     CAPITAL       STOCK        DEFICIT       STOCK         TOTAL
                                  ------------  --------  -----------  ------------  ------------  ----------  ------------
Issuance of common stock for
  services                           4,304,980     4,305      452,238             -            -           -       456,543

Issuance of common stock for
  employee compensation              2,870,538     2,870      185,862             -            -           -       188,732

Note payable converted to common
  stock                                850,000       850       84,150             -            -           -        85,000

Issuance of common stock in
  settlement of accrued interest     2,021,815     2,022      191,160             -            -           -       193,182

Issuance of common stock in set-
  tlement of accounts payable          877,000       877       85,948             -            -           -        86,825

Net loss                                     -         -            -             -   (1,473,462)          -    (1,473,462)
                                  ------------  --------  -----------  ------------  ------------  ----------  ------------

Balance at September 30, 2001       54,333,455  $ 54,333  $ 7,688,384  $    155,200  $(9,865,867)  $(150,000)  $(2,117,950)
                                  ============  ========  ===========  ============  ============  ==========  ============


          See accompanying notes to consolidated financial statements.

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ---------------------------------------------------------

     BACKGROUND
     ----------

     Entertainment Technologies & Programs, Inc. ("ETP") and its wholly-owned subsidiaries (the "Company") are engaged in three major areas of operations as follows:

     - Operation of night clubs and other entertainment facilities on United States military bases throughout the world, including the planning, promotion and production of live performances at such facilities.

     - Sale of professional sound and lighting equipment to both the United States military and the non-military consumer markets.

     -    Operation  of  amusement  facilities  and  equipment.

     The accompanying consolidated financial statements include the accounts and transactions of ETP, along with its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements and notes thereto are presented as if all mergers and business combinations accounted for as poolings of interest have operated as one entity since inception.

     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from estimates.

     REVENUE  RECOGNITION
     --------------------

     Revenue is recognized at the time services are performed or when products are shipped.

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. Accounts receivable generally arise from sales of equipment and services to the United States government and to United States consumers. Collateral is generally not required for credit granted. Sales to the United States government approximate 70% of total sales reported in the accompanying statements of operations.


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     --------------------------------------------------------------------

     CASH  EQUIVALENTS
     -----------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     INVENTORIES
     -----------

     Inventories, consisting primarily of electronic equipment are valued at the lower of cost or market. Cost is determined based upon the first-in, first-out (FIFO) method.

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over estimated useful lives as follows:

                                                            ESTIMATED
          DESCRIPTION                                     USEFUL LIVES

          Amusement games                                    5 years
          Furniture and equipment                          5-7 years
          Club equipment                                   5-7 years
          Leasehold improvements                            15 years
          Vehicles                                           5 years
          Buildings                                         39 years

     INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period.

     STOCK-BASED  COMPENSATION
     -------------------------

     The Company accounts for its stock compensation arrangements under the provisions of APB No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation".


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     --------------------------------------------------------------------

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     SEGMENT  INFORMATION
     --------------------

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". Under the new standard, the Company is required to use the management approach to reporting its segments. The management approach designates that the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's segments. The accounting policies of the segments are the same as those described elsewhere in Note 1.

     RECLASSIFICATIONS
     -----------------

     Certain items in these financial statements have been reclassified to conform to the current period presentation.



                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     During the years ended September 30, 2001 and 2000, the Company experienced negative financial results as follows:

                                                  2001          2000
                                              ------------  ------------
         Net loss                             $(1,473,462)  $(2,226,489)

         Negative cash flows from operations     (325,819)     (403,055)

         Negative working capital              (1,964,856)   (5,442,904)

         Accumulated deficit                   (9,865,867)   (8,392,405)

         Stockholders' deficit                 (2,117,950)   (1,920,370)

     In addition to its negative financial results, the Company is also delinquent on payments of principal and accrued interest for a significant portion of its note payable and capital lease obligations. Additionally, at September 30, 2001 and 2000, the Company is in violation of numerous financial and non-financial covenants included in such note payable and capital lease agreements for which waivers have not been obtained. Debt under those agreements has been classified as current in the accompanying financial statements (See Notes 6 and 7) and certain balances could be called by the creditors.

     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

     - During 2001 the Company began a multi-stepped debt reduction plan (the "Plan"). In the first phase of the Plan, the Company agreed to exchange certain of its assets to repay approximately $2,900,000 of long-term debt and accrued interest (See Note 9). In the second phase of the Plan, in December 2001, the Company completed an exchange offer to retire capital lease obligations with a face value of $806,000 in exchange for shares of the Company's common stock (See Note 16). In the third phase of the Plan, management is currently exploring ways to extinguish additional debt in exchange for assets or through issuances of common stock and to concentrate on its core business.

     - During 2001 the Company took steps to restructure its management team and Board of Directors.

     There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


2.   GOING  CONCERN  CONSIDERATIONS,  CONTINUED
     ------------------------------------------

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

     - The ability of the Company to control costs and expand revenues from existing or new businesses.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.


3.   ACCOUNTS  RECEIVABLE
     --------------------

     Accounts receivable consist primarily of amounts due from U.S. military bases for the purchase of entertainment equipment and services. An allowance for doubtful accounts is provided, when appropriate, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating probable bad debts. Such factors include circumstances with respect to specific accounts receivable, growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. Accounts receivable at September 30, 2001 and 2000 are stated net of an allowance for doubtful accounts of $10,000 and $17,985, respectively.


4.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consisted of the following at September 30, 2001 and 2000:

                                             2001          2000
                                         ------------  ------------
       Land, buildings and improvements  $   497,479   $ 2,539,890
       Club equipment                      2,823,645     2,446,974
       Amusement games                     1,759,201     2,035,259
       Furniture and equipment               322,025       351,702
       Vehicles                               96,164       111,701
                                         ------------  ------------

                                           5,498,514     7,485,526
       Less: accumulated depreciation
         and amortization                 (3,758,359)   (3,591,083)
                                         ------------  ------------

         Property and equipment, net     $ 1,740,155   $ 3,894,443
                                         ============  ============

     Depreciation expense for the years ended September 30, 2000 and 2001 was $557,867 and $731,221, respectively.


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


5.   NOTES PAYABLE TO STOCKHOLDERS
     -----------------------------

     The Company periodically obtained loans from stockholders to provide the Company with working capital. Notes payable to stockholders consist of the following at September 30, 2001 and 2000:

                                                   2001       2000
                                                 ---------  ---------
     Promissory note payable to a stockholder
       bearing interest at 12% per year and due
       in full in September 2003.  This note is
       collateralized by certain property and
       equipment of the Company.                 $200,000   $      -

     Promissory note payable to a stockholder
       bearing interest at 20% per year.  This
       note is due in monthly payments of int-
       erest only of $2,265 with the entire
       principal balance due April 2008.  This
       note includes a 20% prepayment penalty
       if repaid prior to April 2006, and is
       uncollateralized.                          170,000     85,000

     Other notes payable to stockholders           15,500          -
                                                 ---------  ---------

                                                  385,500     85,000
          Less current portion                    (15,500)   (85,000)
                                                 ---------  ---------

                                                 $370,000   $      -
                                                 =========  =========

6.   NOTES PAYABLE
     -------------

Notes payable consist of the following at September 30, 2001 and 2000:

                                                       2001      2000
                                                     --------  -------
     Note payable to a bank (the "SBA Loan"),
       bearing interest of 9.5% per year and due
       in monthly payments of $5,928, including
       interest, through December 2016.  This
       note is guaranteed by the United States
       Small Business Administration ("SBA") and
       is collateralized by certain real estate
       and by the personal guarantee of an
       officer/stockholder of the Company.          $500,495  $515,157

     Notes payable to individuals, bearing int-
       erest at various rates up to 12.5% per
       year, with maturities in 2002.  These
       notes are not collateralized.                  43,177   107,045


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


6.   NOTES PAYABLE, CONTINUED
     ------------------------

     Notes payable to factoring companies,
       bearing interest at graduated rates based
       upon the collection period for factored
       receivables.                                   214,370       309,797

     Note payable to a bank, bearing interest of
       10.75% per year and due on demand.  This
       note is not collateralized.                     53,750        68,750

     Note payable to a leasing company, due in
       monthly payments of $1,112 through
       September 2004 and collateralized by
       certain equipment.                              37,520        50,253

     Note payable to a financial institution,
       bearing interest of 11.95% per year and
       due in monthly payments of $488, including
       interest, through October 2005.  This note
       is collateralized by a vehicle.                 19,338            -

     Notes payable to investors (the "Investor
       Notes") under private placements handled
       by an investment company.  These notes
       bear interest at stated rates ranging from
       12% to 14% per year and are collateralized
       by substantially all assets of the Company
       (See Note 9).                                        -     2,600,000
                                                    ----------  ------------

                                                     868,650     3,651,002
       Less current portion                          (853,633)   (3,651,002)
                                                    ----------  ------------

                                                    $  15,017   $         -
                                                    ==========  ============

     Following is an analysis of contractual future annual maturities of notes payable for the next five years and in the aggregate:

                                     SBA LOAN
     YEAR ENDING    CONTRACTUAL    RECLASSIFIED
     SEPTEMBER 30,  MATURITIES      TO CURRENT    AS PRESENTED
     -------------  ------------  --------------  -------------
        2002        $    368,500  $     485,133   $     853,633
        2003              21,176        (16,887)          4,289
        2004              23,394        (18,562)          4,832
        2005              25,846        (20,404)          5,442
        2006              22,882        (22,428)            454
     Thereafter          406,852       (406,852)              -
                    ------------  --------------  -------------

                    $    868,650  $           -   $     868,650
                    ============  ==============  =============


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


6.   NOTES PAYABLE, CONTINUED
     ------------------------

     The SBA Loan, contains various financial and non-financial covenants, which require the Company, among other things, to maintain certain levels of cash flows, stockholders' equity and debt to equity. The covenants also prohibit, without the consent of the lender, the Company from making material changes to its business, declaring or paying dividends, transferring ownership interests in the Company, paying salaries to certain officers of the Company in excess of specified limits, or incurring new debt. The Company is in violation of many of the covenants of the SBA Loan. Accordingly, the SBA Loan could be called at any time by the lender. The Company has not requested or received covenant violation waivers from the lender and the SBA Loan has been classified as current in the financial statements.


7.   CAPITAL  LEASE  OBLIGATIONS
     ---------------------------

     At various dates during the years ended September 30, 2001 and 2000, the Company entered into sale/leaseback transactions (the "Sale/Leaseback Transactions") for certain equipment used at its amusement facilities. The leases underlying the Sale/Leaseback Transactions were capital leases and, accordingly, the Sale/Leaseback Transactions represented financing arrangements collateralized by amusement facility equipment. The terms of the Sale/Leaseback Transactions generally provided for the Company to receive cash proceeds equal to 100% of the fair value of the equipment at the date of closing (the "Closing Value"). The Company then entered into five year lease agreements with the lessors that require the Company to make monthly payments equal to 1.25% of the Closing Value and a final payment at the end of five years equal to 125% of the Closing Value. Capital lease obligations entered into as a result of the Sale/Leaseback Transactions have a balance of $675,599 at September 30, 2001 and the entire balance is non-current. (The lease obligations related to the Sale/Leaseback Transactions bear interest at an effective rate of approximately 23.5% per year.)

     In December 2001, the Company negotiated exchange agreements (the "Exchange") with substantially all of the lessors that were involved in the Sale/Leaseback Transactions. The Exchange will allow the Company to retire substantially all related capital lease obligations in exchange for shares of the Company's common stock (See Note 16).


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


7.   CAPITAL  LEASE  OBLIGATIONS,  CONTINUED
     ---------------------------------------

     During the year ended September 30, 1997, the Company entered into a capital lease agreement (the "1997 Lease") to acquire $700,000 of games for use in its amusement facilities. The Company has not made payments under the 1997 Lease agreement for the past three years due to disputes about the equipment. The 1997 Lease includes certain covenants that require the Company to provide various financial information to the lessor in a timely manner. During the year ended September 30, 2001 and 2000, the Company did not comply with the lease covenants and at September 30, 2001, the Company was past due on required payments under the lease obligation. Such past due payments total $873,924 and include accrued interest expense of $248,619, accrued sales tax expense of $56,875 and principal payments of $568,430. Accordingly, the Company is in default of the lease agreement and the lessor could repossess the amusement games or request payment of past due amounts. If the lessor requested payment of past due amounts and the Company was unable to comply, the lessor's recourse is repossession of the leased amusement games. The Company has not requested or received any waiver of covenant violations and its present financial circumstances prevent the Company from making past due lease payments. The Company is currently discussing settlement options with the lessor.

     Included in property and equipment in the accompanying consolidated balance sheet at September 30, 2001 and 2000 are the following assets held under capital leases:

                                             2001         2000
                                         -----------  -----------
       Amusement games                   $1,449,300   $1,200,000

       Accumulated amortization            (884,999)    (519,999)
                                         -----------  -----------

       Assets under capital leases, net  $  564,301   $  680,001
                                         ===========  ===========

     Minimum lease payments due under capital leases with remaining lease terms of greater than one year and expiration dates subsequent to September 30, 2001 are summarized as follows:


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


7.   CAPITAL  LEASE  OBLIGATIONS,  CONTINUED
     ---------------------------------------


         YEAR ENDING
         SEPTEMBER 30,
        --------------
            2002                                 $  682,375
            2003                                    121,920
            2004                                    121,920
            2005                                    410,470
            2006                                    519,820
                                                 ----------

        Total minimum lease payments              1,856,505

        Less amount representing interest           612,476
                                                 ----------

        Present value of minimum lease payments   1,244,029

        Less current portion                        568,430
                                                 ----------
                                                 $  675,599
                                                 ==========

8.   ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES
     --------------------------------------------

     Accounts payable and accrued liabilities consisted of the following at September 30, 2001 and 2000:

                                               2001       2000
                                             --------  ----------
       Accounts payable, trade               $175,683  $  545,803
       Accrued payroll and related taxes      103,536     136,944
       Accrued rent expense                   105,101      79,373
       Accrued interest expense               286,975     353,324
       Sales taxes payable                     61,791      56,493
       Accrued property tax expense            30,999      65,241
       Accrued legal settlement                     -      82,500
       Accrued phase-out period losses of
         discontinued restaurant operations         -      82,832
       Other accrued expenses                 156,187     192,858
                                             --------  ----------

                                             $920,272  $1,595,368
                                             ========  ==========


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


9.   DEBT  SETTLEMENT  TRUST  OBLIGATION
     -----------------------------------

     In December 2000, the Company entered into an agreement (the "Trust Agreement") with the holders of the Investor Notes (See Note 6). Under the terms of the Trust Agreement, the Company placed certain of its amusement properties with an appraised value of $2,495,000 (the "Properties) into a trust (the "Trust") that was established to (i) consolidate the ownership interests of the individual holders of the Investor Notes into beneficial interests in the Trust, (ii) liquidate the Properties that were placed into the Trust, and (iii) distribute the proceeds from liquidation of the Properties to the beneficial interests in the Trust. The Trust ultimately seeks to fully retire the Investor Notes plus accrued interest through the date of retirement. At the inception of the Trust, the Investor Notes had a face value of $2,600,000 and accrued interest of $320,487. An extension fee of 10% of the outstanding note balance is due to the beneficial holders quarterly and is to be paid by the Trust. The Company has also agreed to place shares of its restricted common stock and certain other amusement properties into the Trust if the Properties prove insufficient for the purposes of the Trust, which include payment of trust expenses and extension fees.

     Following is an analysis of the debt settlement trust obligation at September 30, 2001:

          Investor Notes to be repaid by the Trust     $2,600,000
          Accrued interest at the date the Trust was      320,487
            established
                                                       -----------
          Liability transferred to the Trust            2,920,487


          Net book value of assets transferred to
            the Trust                                   1,957,949
          Fair market value of common stock
            transferred to the Trust as collateral        108,000
                                                       -----------
          Assets transferred to the Trust               2,065,949

          Net liability after transfer                    854,538
          Common stock of the Company issued for
            accrued interest                             (172,182)
          Extension fees earned by the note holders and
            due to the trust                              195,000
          Other Trust activity                               (923)
                                                       -----------

          Debt settlement trust obligation at
            September 30, 2001                         $  876,433
                                                       ===========


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


10.  INCOME  TAXES
     -------------

     The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of September 30, 2001, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $9,900,000 which expire in various tax years through 2021. United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company will, in all likelihood, be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at September 30, 2001 and 2000 are as follows:

                                                 2001         2000
                                            ------------  ------------
       Deferred tax assets:
         Net operating losses               $ 3,372,007   $ 2,986,049
         Other assets basis difference                -        55,827
         Accrued liabilities and reserves        25,335        28,050
         Valuation allowance                 (3,375,840)   (2,989,882)
                                            ------------  ------------

           Total deferred tax assets             21,502        80,044
                                            ------------  ------------

       Deferred tax liabilities:
         Property and equipment                 (21,502)      (80,044)
                                            ------------  ------------

          Total deferred tax liability          (21,502)      (80,044)
                                            ------------  ------------

       Net deferred tax asset (liability)   $         -    $        -
                                            ============  ============

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended September 30, 2001 and 2000 is as follows:


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


10.  INCOME  TAXES,  CONTINUED
     -------------------------

                                            2001                2000
                                      ----------------   -----------------
                                        AMOUNT      %      AMOUNT     %_
                                      ----------  -----  ----------  -----
       Benefit for income tax at
         federal statutory rate       $(499,407)  (34)%  $(757,006)  (34)%
       Difference in depreciation        58,542      4     (28,267)    (1)
       Difference in amortization
         of start-up costs                    -      -     (11,601)    (1)
       Difference in recognition
         of accrued expenses                  -      -       6,847      1
       Difference in recognition of
         accrued loss on disposal of
         discontinued operations              -      -    (101,784)    (5)
       Other                            (23,725)    (2)          -      -
       Non-deductible expenses           78,632      6       3,500      -
       Increase in valuation
         allowance                      385,958     26     888,311     40
                                      ----------  -----  ----------  -----

                                      $       -     - %  $       -     - %
                                      ==========  =====  ==========  =====

11.  STOCK  BONUS  PLAN  AND  STOCK  WARRANTS
     ----------------------------------------

     EMPLOYEE STOCK BONUS PLAN
     -------------------------

     Effective March 15, 2001, the Board adopted an Employee Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan provides for the grant of bonus shares to any Company employee, former employee, officer or director to recognize exceptional service and performance beyond the service recognized by the employee's salary. The Board has authorized up to an aggregate of 3,895,538 shares of common stock for issuance as bonus awards under the Stock Bonus Plan. The Stock Bonus Plan is currently administered by the Board. Each grant of bonus shares is in an amount determined by the Board. Since Plan inception to September 30, 2001, 2,870,538 shares have been issued under the Stock Bonus Plan. The Stock Bonus Plan terminates on March 14, 2002.

     STOCK  WARRANTS
     ---------------

     In July 2001, the Company issued warrants to purchase 876,081 shares of the Company's common stock at $0.09 per share as part of the agreement with two consultants assisting in the debt reduction plan Exchange (See Note 2).

     In July 2001, the Company issued warrants to purchase 1,000,000 shares of the Company's common stock at $0.07 per share as an incentive for two individuals to purchase stock.

     No expense related to warrants issued was recognized by the Company in the accompanying statement of operations during the years ended September 30, 2001 or 2000.


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCK  BONUS  PLAN  AND  STOCK  WARRANTS,  CONTINUED
     ----------------------------------------------------

     A  summary  of  warrant  activity  is  as  follows:

                                                                  WEIGHTED
                                                                  AVERAGE
                                           NUMBER     EXERCISE    EXERCISE
                                          OF SHARES    PRICE       PRICE
                                          ---------  -----------  ---------
     Balance at September 30, 2000 and
       2001                                       -  $         -  $       -

     Warrants issued in connection with
       the Exchange (See Note 16)           876,081  $      0.09  $    0.09

     Warrants issued in connection with
       sales of common stock              1,000,000  $      0.07  $    0.07
                                          ---------

     Balance at September 30, 2001        1,876,081  $0.07-$0.09  $    0.08
                                          =========

     All outstanding warrants are currently exercisable. A summary of outstanding stock warrants at September 30, 2001 follows:


      NUMBER OF                       REMAINING
     COMMON STOCK                    CONTRACTUAL   EXERCISE
     EQUIVALENTS   EXPIRATION DATE   LIFE (YEARS)   PRICE
     ------------  ----------------  ------------  ---------
          876,081    August 8, 2006           4.9   $    0.09
        1,000,000  December 6, 2002           1.2   $    0.07
     ------------

        1,876,081
     ============

The  Company has elected to apply the disclosure only provisions of Statement of
                                                                    ------------
Financial  Accounting  No.  123,  Accounting for Stock-Based Compensation ("SFAS
-------------------------------------------------------------------------
123") which, if fully adopted by the Company, would change the method the Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect those provisions. As a result, the Company continues to apply Accounting Principles Board Opinion No. 25 ("APB 25") and related
-----------------------------------------------
interpretations in accounting for the measurement and recognition of the cost of warrants issued.


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCK  BONUS  PLAN  AND  STOCK  WARRANTS,  CONTINUED
     ----------------------------------------------------

     Under SFAS 123, compensation cost is measured at the grant date based on the fair value of the awards and is recognized over the service period, which is usually the vesting period. The fair value of warrants granted during 2001 and 2000 was estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions used to calculate fair value of warrants awarded in 2001 and 2000: (i) average dividend yield of 0.00%; (ii) expected volatility of 80.00%; (iii) expected life of one to six years; and (iv) estimated risk-free interest rate of 5.00%.

     The proforma disclosures as if the Company adopted the cost recognition requirements of SFAS 123 are as follows (in thousands):

                                            2001                       2000
                                --------------------------  --------------------------
                                 AS REPORTED    PROFORMA    AS REPORTED    PROFORMA
                                -------------  -----------  -------------  -----------
     Net Loss                   $     (1,473)  $   (1,555)  $     (2,226)  $   (2,226)
                                =============  ===========  =============  ===========

     Basic and dilutive net
       loss per common share:
       Continuing operations    $      (0.03)  $    (0.03)  $      (0.06)  $    (0.06)
       Discontinued operations             -            -              -            -
                                -------------  -----------  -------------  -----------

         Net loss per common
           share                $      (0.03)  $    (0.03)  $      (0.06)  $    (0.06)
                                =============  ===========  =============  ===========

12.  LEASE  OBLIGATIONS
     ------------------

     The Company has entered into an operating lease for office and retail operations. The lease provides for a renewal option, payment of taxes and utilities by the Company, and increases to rent should certain costs to the landlord increase. Rental expense under operating leases was $88,362 and $100,908 for the years ended September 30, 2001 and 2000, respectively. At September 30, 2001, due to liquidity problems, the Company is delinquent on rent at its former headquarters in the amount of $105,101.

     Minimum lease payments under operating leases with remaining lease terms of greater than one year are summarized as follows:

       2002                                                       $   54,156
       2003                                                           54,156
       2004                                                           36,285


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


13.  DISCONTINUED  OPERATIONS
     ------------------------

     On September 15, 1999, the Company adopted a plan to dispose of all restaurant operations. The Company's restaurant operations were conducted through its wholly owned subsidiary, Redfish Management, Inc. ("RMI"). As part of the Company's plan, RMI sought Chapter 11 federal bankruptcy protection in November 1999 and began an effort to sell all assets of RMI. Management completed disposition of RMI's assets in 2000 and recognized a $26,353 loss on the disposition.


14.  CONTINGENCIES
     -------------

     During October 1998, the Company abandoned certain lease space in a shopping mall in Arlington, Texas before the expiration of the lease term. Management abandoned the lease because management believed that the lessor improperly induced the Company to enter the lease through misrepresentations about the ability of the shopping mall to support the amusement services offered by the Company. In January 1999, the lessor filed a lawsuit against the Company seeking damages of $124,727, plus applicable interest and attorney's fees, for breach of lease. During 2000, the case went to mediation and the lessor received a settlement of $135,000. The Company paid $67,500 during 2000 and the remaining balance during 2001.

     The Company is currently a party to certain other litigation arising in the normal course of business. Management believes that such litigation will not have a material impact on the Company.


15.  BUSINESS  SEGMENTS
     ------------------

     During the fiscal year ended September 30, 2001 and 2000, the Company operated primarily in three strategic business units that offer different products and services: Military entertainment services, retail sale of sound and lighting equipment and operation of amusement facilities and equipment. Financial information regarding the other business segments is as follows:


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


15.  BUSINESS  SEGMENTS,  CONTINUED
     ------------------------------

                                  MILITARY       RETAIL    AMUSE-
                                ENTERTAINMENT    SALES      MENT     OTHER    TOTAL
                               ---------------  --------  --------  -------  --------
                                                 (AMOUNTS IN THOUSANDS)

     YEAR ENDED SEPTEMBER 30,
     2001:
     Revenues                  $        2,313   $   606   $   429   $    -   $ 3,348
     Income (loss) from op-
       erations                           140      (241)     (541)    (270)     (912)
     Total assets                       1,181       107       859       30     2,177
     Interest expense                      64        49       448        -       561
     Depreciation expense                 274         2       282        -       558
     Capital expenditures                 299         5        53        -       357

     YEAR ENDED SEPTEMBER 30,
       2000:

     Revenues                  $        3,327   $   769   $   722   $    -   $ 4,818
     Income (loss) from op-
       erations                          (109)     (113)     (935)    (278)   (1,435)
     Total assets                       1,060       163     3,128       28     4,379
     Interest expense                      74        18       673        -       765
     Depreciation expense                 357         5       362        7       731
     Capital expenditures                 303         7        14        -       324

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment sale prices are market based. The Company evaluates performance based on operating earnings of the respective business units.


16.  SUBSEQUENT  EVENTS
     ------------------

     On December 21, 2001, the Company completed an exchange (the "Exchange") of approximately 10,425,000 shares of the Company's common stock to retire approximately $834,000 of securitized equipment lease obligations. The $0.08 conversion price used in the Exchange was $0.01 greater than the closing market price of the Company's common stock on the date the Exchange was completed and the resulting gain partially offset the extraordinary loss from extinguishment of debt. The following is condensed proforma financial information of the Company, with the balance sheet presented as if the transaction had been completed at September 30, 2001, and the income statement presented as if the transaction had been completed at October 1, 2000:


                                    Continued

                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


16.  SUBSEQUENT  EVENTS,  CONTINUED
     ------------------------------

     CONSOLIDATED  BALANCE  SHEET
     ----------------------------

                                                                          PROFORMA
                                                AS         PROFORMA       ADJUSTED
                                            PRESENTED     ADJUSTMENTS     BALANCE
                                           ------------  -------------  ------------

          ASSETS
          ------
     Current assets                        $   392,979   $          -   $   392,979
     Property and equipment, net             1,740,155              -     1,740,155
     Other assets                               43,800              -        43,800
                                           ------------  -------------  ------------

       Total assets                        $ 2,176,934   $          -   $ 2,176,934
                                           ============  =============  ============


     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

     Current liabilities                   $ 2,342,335   $ (20,000)(a)  $ 2,322,335
     Notes payable to stockholders             385,500              -       385,500
     Notes payable                              15,017              -        15,017
     Capital lease obligations                 675,599    (667,320)(a)        8,279
     Debt settlement trust obligation          876,433              -       876,433
                                           ------------  -------------  ------------

       Total liabilities                     4,294,884       (687,320)    3,607,564

     Stockholders' equity                   (2,117,950)     687,320(a)   (1,430,630)
                                           ------------  -------------  ------------

         Total liabilities and
           stockholders' equity            $ 2,176,934   $          -   $ 2,176,934
                                           ============  =============  ============

     (a) Adjustment to reclassify accrued interest on past due lease payments and the related capital lease obligation to common stock and additional paid-in capital.


                                    Continued

                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


16.  SUBSEQUENT  EVENTS,  CONTINUED
     ------------------------------

     CONSOLIDATED  STATEMENT  OF  OPERATIONS
     ---------------------------------------

                                                                    PROFORMA
                                          AS         PROFORMA       ADJUSTED
                                      PRESENTED     ADJUSTMENTS     BALANCE
                                     ------------  -------------  ------------
     Revenue                         $ 3,348,390   $           -  $ 3,348,390
     Cost of sales and services        2,240,795               -    2,240,795
                                     ------------  -------------  ------------

       Gross margin                    1,107,595               -    1,107,595

     General and administrative
       expenses                        2,020,041               -    2,020,041
                                     ------------  -------------  ------------

       Loss from operations             (912,446)              -     (912,446)

     Interest expense                   (561,016)     153,998(b)     (407,018)
                                     ------------  -------------  ------------

     Loss before extraordinary loss
       on extinguishment of debt      (1,473,462)        153,998   (1,319,464)

     Extraordinary loss on extin-
       guishment of capital lease
       obligations                             -     (35,430)(c)      (35,430)
                                     ------------  -------------  ------------

     Net loss                        $(1,473,462)  $     118,568  $(1,354,894)
                                     ============  =============  ============

     (b) Adjustment to remove interest expense on the securitized lease obligations.

     (c) Adjustment to record the loss on extinguishment of the capital lease obligations. The loss is the result of the acceleration of discount amortization.


17.  NON-CASH  FINANCING  AND  INVESTING  ACTIVITY
     ---------------------------------------------

     During the year ended September 30, 2001 and 2000, the Company engaged in the following non-cash financing and investing activities:

                                                   2001       2000
                                                ----------  --------
     Issued common stock to vendors to satisfy
       accounts payable                         $   86,825  $      -
     Converted notes payable to common stock        85,000   235,218
     Satisfied liability for accrued interest
       through issuance of common stock             82,406         -
     Placed property in the Trust to satisfy
       notes payable                             1,957,949         -

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                   __________

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         2001            2001
        ASSETS                                       (UNAUDITED)        (NOTE)
        ------                                      --------------  ---------------
Current assets:
  Cash and cash equivalents                         $     221,348   $       30,288
  Accounts receivable, net                                397,222          266,334
  Inventory                                                61,074           39,340
  Prepaid expenses                                         92,439           57,017
                                                    --------------  ---------------

    Total current assets                                  772,083          392,979

Property and equipment, net                             1,672,565        1,740,155
Other assets                                               46,802           43,800
                                                    --------------  ---------------

      Total assets                                  $   2,491,450   $    2,176,934
                                                    ==============  ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Current portion of notes payable to stockholders  $     132,500   $       15,500
  Current maturities of notes payable                     893,875          853,633
  Current portion of capital lease obligation             568,430          568,430
  Accounts payable and accrued liabilities                812,111          920,272
                                                    --------------  ---------------

    Total current liabilities                           2,406,916        2,357,835

Notes payable to stockholders                             557,500          370,000
Notes payable                                              15,017           15,017
Capital lease obligation                                        -          675,599
Debt settlement trust obligation                          891,435          876,433
                                                    --------------  ---------------

      Total liabilities                                 3,870,868        4,294,884
                                                    --------------  ---------------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.001 par value, 200,000,000
    shares authorized, 68,765,184 and 54,333,455
    shares issued and 68,365,184 and 53,933,455
    shares outstanding at December 31, 2001 and
    September 30, 2001, respectively                       68,765           54,333
  Additional paid-in capital                            8,631,588        7,688,384
  Unissued common stock                                   135,200          155,200
  Accumulated deficit                                 (10,064,971)      (9,865,867)
  Treasury stock: 400,000 shares at cost                 (150,000)        (150,000)
                                                    --------------  ---------------

    Total stockholders' deficit                        (1,379,418)      (2,117,950)
                                                    --------------  ---------------

      Total liabilities and stockholders'
        deficit                                     $   2,491,450   $    2,176,934
                                                    ==============  ===============

Note: The balance sheet at September 30, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See notes to unaudited consolidated condensed financial statements.

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                   __________

                                               THREE MONTHS    THREE MONTHS
                                                  ENDED           ENDED
                                               DECEMBER 31,    DECEMBER 31,
                                                   2001            2000
                                              --------------  --------------
Total revenue                                 $     850,844   $     740,235

Total cost of sales and services                    516,476         462,513
                                              --------------  --------------

Gross margin                                        334,368         277,722

General and administrative expenses                 360,097         401,281

  Loss from operations                              (25,729)       (123,559)

Other income (expenses):
  Interest expense                                 (109,696)        (58,261)
  Gain on disposal of property and equipment          5,017            -  _
  Severence pay to former employee                  (34,676)
                                              --------------  --------------

    Total other income (expenses), net             (139,355)        (58,261)
                                              --------------  --------------

Net loss before extraordinary loss                 (165,084)       (181,820)

Extraordinary loss on extinguishment of debt        (34,020)           -  _
                                              --------------  --------------

Net loss                                      $    (199,104)  $    (181,820)
                                              ==============  ==============


Basic and diluted net loss per common share   $       (0.00)  $       (0.00)
                                              ==============  ==============

Weighted average shares outstanding              61,433,199      42,123,759
                                              ==============  ==============


     See  notes  to  unaudited  consolidated  condensed  financial  statements.

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                                   __________

                                                   THREE MONTHS    THREE MONTHS
                                                      ENDED           ENDED
                                                   DECEMBER 31,    DECEMBER 31,
                                                       2001            2000
                                                  --------------  --------------
Cash flows from operating activities:
  Net loss                                        $    (199,104)  $    (181,820)
  Adjustments to reconcile net loss to net
    cash used in operating activities                    88,452          96,400
                                                  --------------  --------------

      Net cash used in operating activities            (110,652)        (85,420)
                                                  --------------  --------------

Cash flows from investing activities:
  Capital expenditures                                  (21,093)       (110,484)
                                                  --------------  --------------

      Net cash used in investing activities             (21,093)       (110,484)
                                                  --------------  --------------

Cash flows from financing activities:
  Proceeds from sale of common stock                     35,000          71,000
  Proceeds from notes payable                           320,000         115,300
  Payments on notes payable and capital
    lease obligations                                   (32,195)           -  _
                                                  --------------  --------------

      Net cash provided by financing activities         322,805         186,300
                                                  --------------  --------------

Increase (decrease) in cash and cash equivalents        191,060          (9,604)

Cash and cash equivalents, beginning of period           30,288           9,604
                                                  --------------  --------------

Cash and cash equivalents, end of period          $     221,348   $        -  _
                                                  ==============  ==============


      See notes to unaudited consolidated condensed financial statements.

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2001

                                   __________

                                                          ADDITIONAL     UNISSUED
                                        COMMON STOCK        PAID-IN       COMMON       ACCUMULATED    TREASURY
                                     SHARES      AMOUNT     CAPITAL        STOCK         DEFICIT        STOCK        TOTAL
                                  ------------  --------  -----------  -------------  -------------  ----------  ------------
Balance at September 30, 2001       54,333,455  $ 54,333  $ 7,688,384  $    155,200   $ (9,865,867)  $(150,000)  $(2,117,950)

Common stock issued for services       101,750       102        4,986             -              -           -         5,088

Common stock issued for interest        45,000        45        3,555             -              -           -         3,600

Common stock issued for cash           777,779       778       34,222             -              -           -        35,000

Common stock issued for prepaid
  assets                               171,429       171        8,400             -              -           -         8,571

Capital lease obligations con-
  verted to common stock            10,423,133    10,423      719,196             -              -           -       729,619

Common stock issued for rent
  obligation                           150,000       150       11,850             -              -           -        12,000

Issuance of unissued stock             200,000       200       19,800       (20,000)             -           -             -

Common stock issued for trust
  liability                          2,562,638     2,563      141,195             -              -           -       143,758

Net loss for the three months
  ended December 31, 2001                   -         -           -               -       (199,104)          -      (199,104)
                                  ------------  --------  -----------  -------------  -------------  ----------  ------------

Balance at December 31, 2001        68,765,184  $ 68,765  $ 8,631,588  $    135,200   $(10,064,971)  $(150,000)  $(1,379,418)
                                  ============  ========  ===========  =============  =============  ==========  ============


      See notes to unaudited consolidated condensed financial statements.

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________

1.   General
     -------

     The unaudited consolidated condensed financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Entertainment Technologies & Programs, Inc. and Subsidiaries (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001. Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     In the opinion of management, the unaudited consolidated condensed financial information included herein reflect all adjustments, consisting only of normal, recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for a full year or any other interim period.


2.   Background
     ----------

     Entertainment Technologies & Programs, Inc. ("ETP") and its wholly-owned subsidiaries (the "Company") are engaged in three major areas of operations as follows:

- The development, management and operation of entertainment systems within nightclub venues, located on U.S. military bases throughout the world, and the designing, planning, promotion and production of live performances and other entertainment bookings in both the military and the civilian markets.

- The design, installation and retail sale of professional sound and lighting equipment through mail order catalogs, the internet and direct sales targeting the military market through AFNAF purchase agreements and civilian consumer markets.

- The ownership, installation and operation of amusement equipment in company-owned and operated facilities and the design and construction of entertainment facilities.

     The accompanying consolidated condensed financial statements include the accounts and transactions of ETP, along with its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.


                                    Continued

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________


3.   Comprehensive  Income
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in a company's equity, except those resulting from investments by and distributions to owners. There was no difference between comprehensive loss and net loss for the three months ended December 31, 2001 and 2000.


4.   Income  Taxes
     -------------

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has provided deferred tax valuation allowances for cumulative net operating tax losses to the extent that the net operating losses may not be realized. The difference between the federal statutory income tax rate and the Company's effective income tax rate is primarily attributed to changes in valuation allowances for deferred tax assets related to net operating losses.


5.   Business  Segments
     ------------------

     During the three months ended December 31, 2001 and 2000, the Company operated primarily in three strategic business units that offer different products and services: providing military entertainment services, retail sale of sound and lighting equipment and design and operation of amusement facilities and equipment. Financial information regarding business segments is as follows:


                                    Continued

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________


5.   BUSINESS  SEGMENTS,  CONTINUED
     ------------------------------

                          MILITARY       RETAIL
                       ENTERTAINMENT     SALES      AMUSEMENT      TOTAL
                       --------------  ----------  -----------  -----------
THREE MONTHS ENDED
  DECEMBER 31, 2001:

Revenues               $      525,330  $ 209,174   $  116,340   $  850,844
Net income (loss)              61,213        931     (120,053)     (57,909)
Total assets                1,255,292    159,633      330,099    1,745,024


THREE MONTHS ENDED
  DECEMBER 31, 2000:

Revenues               $      591,089  $  54,215   $   94,931   $  740,235
Net income (loss)              50,375    (50,848)     (67,730)     (68,203)
Total assets                  961,249     42,592      743,229    1,747,070

Intersegment receivables and payables have been shown net in total assets for each segment. The Company evaluates performance based on operating earnings of the respective business units.

Following are reconciliations of net income or loss and total assets for reportable segments to the consolidated totals of the Company:

                                              THREE MONTHS ENDED
                                                  DECEMBER 31,
                                               2001         2000
                                           -----------  -----------
Net income or loss
------------------

Total net income or loss for reportable
  segments                                 $  (57,909)  $  (68,203)
Unallocated amounts:
  Corporate management fees charged to
    segments                                   49,051       44,414
  Other corporate expenses                   (156,226)    (158,031)
                                           -----------  -----------

    Total consolidated loss before income
      taxes and extraordinary loss         $ (165,084)  $ (181,820)
                                           ===========  ===========


Assets
------

Total assets for reportable segments       $1,745,024   $1,747,070
Elimination of receivables from corporate
  headquarters                                435,509      221,007
Other unallocated assets                      310,917    2,447,845
                                           -----------  -----------

    Total consolidated assets              $2,491,450   $4,415,922
                                           ===========  ===========


                                    Continued

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________


6.   Debt  Settlement  Trust  Obligation
     -----------------------------------

     In December 2000, the Company entered into an agreement (the "Trust Agreement") with the holders of the Investor Notes. Under the terms of the Trust Agreement, the Company placed certain of its amusement properties with an appraised value of $2,495,000 (the "Properties) into a trust (the "Trust") that was established to (i) consolidate the ownership interests of the individual holders of the Investor Notes into beneficial interests in the Trust, (ii) liquidate the Properties that were placed into the Trust, and (iii) distribute the proceeds from liquidation of the Properties to the beneficial interests in the Trust. The Trust ultimately seeks to fully retire the Investor Notes plus accrued interest through the date of retirement. At the inception of the Trust, the Investor Notes had a face value of $2,600,000 and accrued interest of $320,487. An extension fee of 10% of the outstanding note balance is due to the beneficial holders quarterly and is to be paid by the Trust. The Company has also agreed to place shares of its restricted common stock and certain other amusement properties into the Trust if the Properties prove insufficient for the purposes of the Trust, which include payment of trust expenses and extension fees.

     Following is an analysis of the debt settlement trust obligation at September 30, 2001 and a roll forward of the obligation to December 31, 2001:


                                    Continued

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________


6.   DEBT SETTLEMENT TRUST OBLIGATION, CONTINUED
------------------------------------------------

     Investor notes to be repaid by the Trust           $2,600,000
     Accrued interest at the date the Trust was
       established                                         320,487
                                                        -----------

     Liability transferred to the Trust                  2,920,487

     Net book value of the property transferred
       to the Trust                                      1,957,949
     Fair market value of common stock transferred
       to the Trust as collateral                          108,000
                                                        -----------

     Assets transferred to the Trust                     2,065,949

     Net liability after transfer                          854,538
     Common stock of the Company issued for accrued
       interest                                           (172,182)
     Extension fees earned by the note holders and
       due to the Trust                                    195,000
     Other Trust activity                                     (923)
                                                        -----------

     Debt settlement trust obligation at September 30,
       2001                                                876,433

     Additional expenses of the trust                       93,760

     Extension fees earned by the note holders and
       due to the Trust                                     65,000

     Common stock of the Company issued for collateral
       and payment of trust expenses                      (143,758)
                                                        -----------

     Debt settlement trust obligation at December 31,
       2001                                             $  891,435
                                                        ===========

The Company remains primarily responsible for approximately $3,000,000 of debt to the extent that assets in the Trust are not sufficient to settle the debt. Under terms of the Trust, certain additional assets and shares of the Company's common stock will be used to settle any remaining liability after current Trust assets are liquidated.


                                    Continued

          ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   __________

7.   Exchange  Offering
     ------------------

     At various dates during the years ended September 30, 2001 and 2000, the Company entered into sale/leaseback transactions (the "Sale/Leaseback Transactions") for certain equipment used at its amusement facilities. The leases underlying the Sale/Leaseback Transactions were capital leases and, accordingly, the Sale/Leaseback Transactions represented financing arrangements collateralized by amusement facility equipment. The terms of the Sale/Leaseback Transactions generally provided for the Company to receive cash proceeds equal to 100% of the fair value of the equipment at the date of closing (the "Closing Value"). The Company then entered into five year lease agreements with the lessors that require the Company to make monthly payments equal to 1.25% of the Closing Value and a final payment at the end of five years equal to 125% of the Closing Value. Capital lease obligations entered into as a result of the Sale/Leaseback Transactions had a balance of $675,599 at September 30, 2001 and the entire balance was non-current. (The lease obligations related to the Sale/Leaseback Transactions bear interest at an effective rate of approximately 23.5% per year.)

     During this quarter, the Company completed an exchange (the "Exchange") of 10,423,133 shares of the Company's common stock to retire approximately $834,000 of securitized equipment lease obligations with substantially all of the lessors that were involved in the Sale/Leaseback Transactions. The $0.08 conversion price used in the Exchange was $0.01 greater than the closing market price of the Company's common stock on the date the Exchange was completed and the resulting gain partially offset the extraordinary loss from extinguishment of debt.

     The Exchange resulted in a $34,020 loss on extinguishment of the capital lease obligations. The net loss is the result of a $138,251 loss from acceleration of discount amortization offset by a $104,231 gain due to the difference between the conversion price used and the fair market value of the Company's stock on the day the Exchange was completed.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.

     In addition, our by-laws provide that we will indemnify the directors and officers from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Company to the maximum extent provided by applicable law.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     We will pay all expenses in connection with the registration of the shares of our common stock which may be resold by the Selling Shareholders (including fees and disbursements of one legal counsel for the Selling Shareholders). We will not pay any selling commissions or discounts allocable to sales of those shares by any Selling Shareholder or any fees and disbursements of counsel and other representatives of the Series C Holders. The estimated expenses of registration of the shares are set forth below.

Registration fees. . . . .  $    48

Legal fees (estimate). . .  $35,000

Accounting fees (estimate)  $ 2,500

Other miscellaneous fees .  $15,000
                            -------
                            $52,548
                            =======

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Below is a summary of sales of unregistered securities to our directors, investors, employees and consultants. We believe that with a few possible exceptions involving purchasers who do not meet the "accredited investor" standard of Rule 501(a), each transaction is exempt from registration pursuant to Sections 4(2), 4(6) and/or Rule 506 of the Securities Act of 1933 because (1) the transaction did not involve a public offering; (2) no commissions were paid; and (3) no underwriters were involved.

FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1999

     On January 29, 1999, we issued to the Butcher Family Trust, on behalf of our then Chairman and Chief Executive Officer, James D. Butcher, 100,000 shares of our unregistered and restricted common stock for compensation for Mr. Butcher's personal guarantee of a $575,000 loan between Hero's Family Fun Entertainment, Inc., a subsidiary of Stargate Entertainment, Inc., a wholly owned subsidiary of the Company, and Bayshore National Bank of LaPorte, made on December 17, 1998. Furthermore, on January 29, 1999, we issued 47,020 shares of our unregistered and restricted common stock to two employees as bonus compensation.

     On July 27, 1999, we issued 1,700,000 shares of our unregistered and restricted common stock as interest payments due to several participants of the ETPI Lenders Trust.

     On October 7, 1999, we issued 350,000 shares of our unregistered and restricted common stock as additional interest payments due to several participants of the ETPI Lenders Trust.

     In addition, on October 7, 1999, we issued 250,000 shares of our unregistered and restricted common stock to an individual in exchange for debt owned by the Company to the individual in the amount of $50,000 and legal services rendered to the Company by the individual in the amount of $13,000. Furthermore, on that same day, we issued 150,000 shares of our unregistered and restricted common stock to three individual for legal services rendered.

     On that same day, we issued 154,545 shares of our unregistered and restricted common stock to a lender as interest payments during prior and subsequent periods. We also issued to another lender 1,273,384 shares of our unregistered and restricted common stock in exchange for debt owed by the Company in the amount of $191,000.

FOR  THE  CALENDAR  YEAR  ENDED  DECEMBER  31,  2000

     On March 29, 2000, we issued 350,000 shares of our unregistered and restricted common stock to the members of our board of directors as compensation for their service.

     In addition, on March 29, 2000, we issued 360,000 shares of our unregistered and restricted common stock to A-Z Professional Consultants, Inc. and, an aggregate of 85,000 shares of our unregistered and restricted common stock to 3 individuals for consulting services rendered.

     On May 2, 2000, we sold an aggregate of 796,722 shares of our unregistered and restricted common stock to an individual for $130,000 in cash. In addition, on that same day we issued 1,500,000 shares of our unregistered and restricted common stock to Chris Scoggins Ltd., for consulting services rendered. On July 11, 2000, we issued 2,000,000 shares of our unregistered and restricted common stock to Advanced Technology Marketing, L.L.C. for as additional collateral for securitized capital leases we entered into with various leaseholders.

     On September 12, 2000, we issued to an individual 100,000 shares of our unregistered and restricted common stock for legal services rendered. In addition, on that same day, we issued to an employee 100,000 shares of our unregistered and restricted common stock previously sold to that employee for $12,500. Furthermore, we issued sold to an individual 166,667 shares of our unregistered and restricted common stock previously sold to that employee for $15,000.

     On November 16, 2000, we issued an aggregate of 177,096 shares of our unregistered and restricted common stock for legal services rendered by eight attorneys during the period.

FOR  THE  CALENDAR  YEAR  ENDED  DECEMBER  31,  2001

     In March 2001, we issued stock bonuses aggregating 2,480,538 shares of our unregistered and restricted common stock to several employees. In addition, we issued 365,000 shares of our unregistered and restricted common stock to the members of our board of directors. Furthermore, we issued to Silvergate Investments, Inc., 300,000 shares of our unregistered and restricted common stock for interest expense related to notes payable to a shareholder, and we issued 750,000 shares to Jack D. Nolan, our then legal counsel and a former member of our Board of Director, for litigation and debt related settlements. In each of these transactions, the shares were valued at $0.07 per share.

     Effective April 13, 2001, we issued to Elizabeth Jackson 1,075,000 shares of our unregistered and restricted common stock in exchange for $85,000 in principal value of a secured promissory note.

     On July 6, 2001, we sold to Gabriel Albert Martin, who subsequently became a director, 214,286 shares of our unregistered and restricted common stock for $15,000 and issued warrants to purchase 500,000 shares of common stock, for $0.70 per share, or $35,000. The warrants expire 180 days from the date of issuance, or on about December 6, 2002.

     On July 6, 2001, we sold to Daniel Dominguez, who subsequently became a director, 214,286 shares of our unregistered and restricted common stock for $15,000 and issued warrants to purchase 500,000 shares of common stock, for $0.70 per share, or $35,000. The warrants expire 180 days from the date of issuance, or on about December 6, 2002.

     On or about July 12, 2001, we sold 1,080,000 shares of our unregistered and restricted common stock to 11 investors for $0.065 per share or $70,200, in conjunction with the purchase of shares of our common stock held by a former employee.

     On July 26, 2001, pursuant to a consulting agreement dated August 8, 2000 with Genesis Financial Group, L.L.C., we issued to Robert E. Chamberlain, Jr. and Kevin P. Regan, principals of Genesis Financial Group, L.L.C., warrants to purchase 438,041 and 438,040, respectively. Each warrant has an exercise price of $0.09 per share and expires on August 6, 2006.

     On September 5, 2001, we issued to Gabriel Albert Martin, as trustee, who subsequently became a director, a 12% Non-Negotiable Convertible Promissory Note in the principal amount of $200,000. The note may be converted into shares of common stock at a conversion price of $0.07 per share at any time at the option of the holder. The term of the note is 24 months.

     On November 8, 2001, we sold to Francisco Fernandez, 555,556 shares of our unregistered and restricted common stock for $0.45 per share or $25,000.

     Effective November 15, 2001, we issued to 29 existing securityholders, 10,423,133 shares of our unregistered and restricted common stock at $0.08 per share pursuant to a private exchange offer of common stock for $806,000 in principal value plus $27,850 in accrued interest of capital lease obligations of the Company.

     Effective November 20, 2001, we issued to Bruce L. Rogers, Shawn Helms, Bennie J. Pendley and Catherine E. Robinson, 40,500, 41,250, 10,000, and 10,000 restricted shares of our common stock, respectively, for consulting services provided to us during the period.

     On November 24, 2001, we sold to Jack N. Underwood, 222,223 shares of our unregistered and restricted common stock for $0.45 per share or $10,000.

FOR  THE  PERIOD  JANUARY  1,  2002  THROUGH  MARCH  11,  2002

     March 1, 2002, we sold to James S. Underwood, 333,333 shares of our unregistered and restricted common stock for $0.03 per share, or $10,000. In addition, on March 1, 2002 we sold to James K. Underwood, 100,000 shares of our unregistered and restricted common stock for $0.03 per share, or $3,000.

     On March 8, 2002, we sold to Chapman Family Limited Partnership, Thomas H. Stockton, John F. Loafman and Mark J. Kemp, 333,333, 333,333, 66,667, and 250,000 shares of our unregistered and restricted common stock, respectively, for $0.03 per share, or an aggregate of $29,500.

     On March 11, 2002, we sold to Richard D. Gittin, 333,333 shares of our unregistered and restricted common stock for $0.03 per share, or $10,000.


ITEM  27.     EXHIBITS

     The exhibits included as part of this Registration Statement are listed on the Exhibit Index of this Registration Statement.

ITEM  28.     UNDERTAKINGS  (pursuant  to  Regulation  S-B  Item  512(a),  (e))

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made by the Selling Shareholder, a post-effective amendment to this Registration
Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in Houston, State of Texas, on March 18, 2002.


                                     ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.


                                     By  /s/  George C. Woods
                                         ---------------------------------------
                                     George C. Woods
                                     President and Chief Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                  CAPACITY                          DATE
---------                  --------                          ----

/s/ George C. Woods        Interim Chief Executive Officer,  March 18, 2002
-------------------------  President, Chief Financial
George C. Woods            Officer and Director



/s/ Kevin P. Regan         Director                          March 18, 2002
-------------------------
Kevin P. Regan



/s/ Mark E. Stutzman       Director                          March 18, 2002
-------------------------
Mark E. Stutzman



/s/ Gabriel Albert Martin  Director                          March 18, 2002
-------------------------
Gabriel Albert Martin

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM SB-2

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

3.1                 Articles of Incorporation of ETPI. *

3.2                 Amended and Restated Bylaws of Entertainment Technologies & Programs, Inc. *

5.1                 Opinion of Sonfield & Sonfield. *

10.1                Exchange Offer *

10.2                Nitelife AFNAF Contract. *

10.3                PS&L AFNAF Contracts. *

10.4                Employee Stock Bonus Plan. *

10.5                Warrant Agreement with Gabriel Albert Martin. *

10.6                Warrant agreement with Daniel Dominguez. *

10.7                Warrant agreement with Kevin P. Regan. *

10.8                Warrant agreement with Robert E. Chamberlain, Jr. *

10.9                ETPI 2000 Trust Agreement. *

17.1                Letter of resignation of Doug Butcher as Director. *

17.2                Letter of resignation of Jack Nolan as Director.*

23.1                Consent of Sonfield & Sonfield (included in Exhibit 5.1) *

23.2                Consent of Ham, Langston & Brezina L.L.C.*

-----------------
* Filed herewith.
** Previously filed.
*** To be filed by amendment.

                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WESTCOTT FINANCIAL CORPORATION

          Westcott Financial Corporation, a corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware,

          DOES  HEREBY  CERTIFY:

          FIRST:     The  name  of  the  Corporation  is  Westcott  Financial
Corporation.

          SECOND: The following amendments were adopted by the Board of Directors and executive officers of the corporation who owned a majority of the outstanding voting securities of the Company, by written consent in accordance with Sections 141 and 228, respectively, of the General Corporation Law of the State of Delaware as of May 31, 1995.

          RESOLVED, that the corporation change its name to "ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.," and

          FURTHER, RESOLVED, that such amendment take effect at 8:00 a.m., Eastern Daylight Time, on July 13, 1995.

          THIRD:     This  amendment  does  not  provide  for  any  exchange,
reclassification  or  cancellation  of  issued  shares.

          FOURTH:     The  amendment  has  no effect on the presently issued and outstanding shares of common stock of the Corporation and does not provide for any change in stated capital.

          IN WITNESS WHEREOF, Westcott Financial Corporation has caused this Certificate to be signed by James D. Butcher, its President, and attested by
Leonida Butcher, its Assistant Secretary, this  26th  day of   June   , 1995.
                                               ------        ---------

                                             WESTCOTT  FINANCIAL  CORPORATION

                                             /s/  James  D.  Butcher
                                             -----------------------------------
                                             James  D.  Butcher,  President

Attest:

/s/  Leonida  Butcher
------------------------------------
Leonida Butcher, Assistant Secretary

                                                                    FILED
                                                              MAY 28, 1988 10 am
                                                                /s/ illegible

                          CERTIFICATE OF INCORPORATION
                                       OF
                         WESTCOTT FINANCIAL. CORPORATION

                                   ARTICLE I.
                                   ----------

          The  name  of  the  corporation  is  Westcott  Financial  Corporation.

                                   ARTICLE II.
                                   -----------

          The registered office of the corporation in the State Of Delaware is located at the Corporation Trust Center, 1204 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.
                                  ------------

          The  corporation  is  to  have  perpetual  existence.

                                   ARTICLE IV.
                                   -----------

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                                   ARTICLE V.
                                   ----------

          The total number of shares of all classes of capital stock which the corporation shall have authority to issue shall be 60,000,000, which shall consist of 50,000,000 shares of Common Stock of the par value of two cents ($.02) pet share, and 10,000,000 shares of Preferred Stack of the par value of two cents ($.02) per share.

          The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the board of Directors of the corporation to fix any such provisions not fixed by this Certificate of Incorporation:

     A.   Preferred  Stock

          The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock.

which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of preferred Stock and the qualifications, limitations or restrictions, if any, of such preference and/or rights (collectively, the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated. The powers of the Board with respect to the Series Terms of a particular series (any of which powers, other than voting powers, may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following;

          (1) The number of shares constituting that series and the distinctive designation of that series or any increase or decrease (but not, below the number of shares thereof then outstanding) in such number;

          (2) The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, it any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

          (5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount stay vary under different conditions and at different redemption dates:

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series:

          (8) The conditions or restrictions upon the creation of indebtedness of the corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on in parity therewith, or prior thereto with respect to dividends or distribution of assets upon liquidation;

          (9) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation: and

          (l0) Any other designations, powers, preferences, and rights, including, without limitation. any qualifications, limitations, or restrictions thereof.

          Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside the Certificate of Incorporation and the Preferred Stock Series Resolution, provided that the manner in which such facts at operate upon such Series Terms is clearly and expressly set forth in the Certificate of Incorporation or in the Preferred Stock Series Resolution.

          Subject to the provisions of this Article V, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Except in respect of series particulars fixed by the Board of Directors or its committee as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     B.   Common  Stock

          1.     Dividends.  Subject  to  the  provisions of any Preferred Stock
                 ---------
Series the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation.

          No dividend (other than a dividend in capital stock ranking on a parity with the Common Stock or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Stock in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Stock then outstanding.

          2.     Liquidation.  In  the  event of any liquidation, dissolution or
                 ------------
winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and ocher liabilities of the corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets retraining to be paid or distributed.

          3.     Voting Rights.  Subject to any special voting rights, set forth
                 -------------
in any Preferred Stock Series Resolution, the holders of the Common Stock of the corporation shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them.

     C.   Prior,  Parity  or  Junior  Stock

          Whenever reference is made in this Article V to shares "ranking prior to" another class of stock or "on a parity with" another class of stock, such reference shall mean and include all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over, or rank on an equality with as the cast may be, the rights of the holders of such other class of stock. Whenever reference is made to shares "ranking junior to" another class of stock; such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are junior and subordinate to the rights of the holders of such class of stock.

          Except as otherwise provided herein or in any Preferred Stock Series Resolution each series of Preferred Stock ranks an a parity with each other and each ranks prior to the Common Stock. Common Stock ranks junior to the Preferred Stock.

     D.   Liquidation.

          For the purposes of Section 2 of Section 8 of this Article V and for the purpose of the comparable sections of any Preferred Stock Series Resolution, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease, or conveyance of all or substantially all the assets, property or business of the corporation, shall not be deemed to be a liquidation, dissolution or winding up of the corporation.

     E.   Reservation and Retirement of  Shares

          The corporations shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

          Unless otherwise provided in a preferred Stock Series Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.


     F.   Repurchases  of  Capital  Stock

          The corporation may, without shareholder approval, purchase, directly or indirectly, its own shares to the extent of the aggregate of its unrestricted capital surplus and unrestricted reduction surplus.

                                   ARTICLE VI.
                                   -----------

          Anything also in this Certificate of Incorporation to the contrary notwithstanding, cumulative voting for the election of directors or for any other purpose is prohibited.

                                  ARTICLE VII.
                                  ------------

          No stockholder of the corporation shall by reason of the holding shares of any class of stock have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of this corporation, now or hereafter to be authorized of any notes, debentures, bonds of other securities convertible into or carrying options of warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or voting rights of such stockholder, other than such rights, if any, as the board of directors in its discretion may fix.

                                  ARTICLE VIII.
                                  -------------

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by hint in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, Conviction, or upon a plea of nolo contendere its equivalent, shall not, of itself, create a
          ----------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the Store of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent at a corporation has been successful on the merits or otherwise in defense of any action, suit of proceedings referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or if or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding only upon a vote of a majority of disinterested directors after their receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stock holders or disinterested director or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrators of such a person.

     (g) This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE IX.
                                   -----------

          Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders by class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the corporation as the case may be, and also on the corporation.

                                   ARTICLE X.
                                   ----------

          The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the corporation or to adopt new Bylaws.

                                   ARTICLE XI.
                                   -----------

          The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders and until their successors are elected and qualified are:

     Name                   Address
     ----                   -------

Jones  Arthur  Lee     2900  Weslayen,  Suite  400
                       Houston,  TX  77027

Keith  E.  Eastin      2301 Jefferson Davis Highway
                       Arlington,  VA  22202

Gary S. Colton, Jr.    9601  Katy  Freeway
                       Houston,  TX  77024

                                  ARTICLE XII.
                                  ------------

          The  name  and  mailing  address  of  the  incorporator  is:

     Name                   Address
     ----                   -------

Jones  Arthur  Lee     2900 Weslayen, Suite 400
                       Houston, TX  77027

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does hereunto set his hand this 25th day of
                                                                     --
May, 1988.

                                      /s/  Jones  Arthur  Lee
                                      --------------------------------
                                      Jones  Arthur  Lee

THE  STATE  of  TEXAS     }
                          }
COUNTY  OF  HARRIS        }

          BE  IT  REMEMBERED, that on this 25th day of May, 1988 personally came
                                           ----
before me, a Notary Public in and for Harris County, Texas, JAMES ARTHUR LEE, who, being duly sworn, acknowledged that he is the person who signed the foregoing Certificate of Incorporation as incorporator, and that the facts therein stated are true.

          GIVEN UNDER AND HAND AND SEAL OF OFFICE this 25th day of May, 1988.

                                                   /s/  Patrick J. Richard
                                                   -----------------------------
                                                   Notary Public in and for
                                                   The  State  of  TEXAS


My commission expires
      07-09-89
----------------------
                                                   /s/  Patrick  J.  Richard
                                                   -----------------------------
                                                   Printed Name of Notary Public


                                       ==================================
                                                   Patrick  J.  Richard
                                       [SEAL]         Notary  Public
                                                     STATE  OF  TEXAS
                                           My Comm. expires July 9, 1989
                                       ==================================